AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1997
                                                      REGISTRATION NO. 333-18093

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                               AMENDMENT NO. 3 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  ------------

                              CAFE LA FRANCE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                  ------------


         DELAWARE                          5812                   05-0486226
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
   OF INCORPORATION OR         CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
      ORGANIZATION)

                                  ------------


                                THOMAS W. DEJORDY
                              CAFE LA FRANCE, INC.
                              216 WEYBOSSET STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 453-2233
        (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND
            NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  ------------

                                    COPY TO:
    MICHAEL F. SWEENEY, ESQ.                          HENRY M. DIAMOND
        DUFFY AND SWEENEY                            EARNHARDT CO., INC.
     300 TURKS HEAD BUILDING                         10 ABBOT PARK PLACE
 PROVIDENCE, RHODE ISLAND 02903                  PROVIDENCE, RHODE ISLAND  02903
         (401) 455-0700                                 (401) 331-5400

                                  ------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
======================================================================================================================
  TITLE OF EACH CLASS             AMOUNT              PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
OF SECURITIES TO BE                TO BE             OFFERING PRICE PER            AGGREGATE              REGISTRATION
      REGISTERED                REGISTERED           SHARE OR OPTION(1)            OFFERING                    FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock                     1,125,000                  $4.00                 $4,500,000               $ 1,363.63
----------------------------------------------------------------------------------------------------------------------
Underwriter's Option                56,250                  $ .01                 $   562.50               $      .17
----------------------------------------------------------------------------------------------------------------------
Common Stock Underlying
Underwriter's Option                56,250                  $5.60                 $  315,000               $    95.45
----------------------------------------------------------------------------------------------------------------------
   TOTAL REGISTRATION FEE(2)                                                                                $1,459.25
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) No fee is due at this time, since $4,439.27 was paid on December 18, 1996 in connection with the initial filing of this Registration Statement covering a larger aggregate offering amount.

                                  ------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                  SUBJECT TO COMPLETION, DATED APRIL 25, 1997



PROSPECTUS
----------
                                  [LOGO)




                  UP TO 1,125,000 SHARES OF COMMON STOCK

    Cafe La France, Inc., a Delaware corporation (the "Company"), hereby offers (the "Offering") up to a maximum of 1,125,000 shares (the "Maximum Offering") of its Common Stock, par value $.01 per share (the "Shares"). The Company currently anticipates that the Shares offered hereby will be offered at $4.00 per Share. However, the Company may amend this Prospectus to increase the Offering price per Share as the Offering progresses to reflect the increasing valuation of the Company during the Offering period. The minimum subscription is 100 Shares. There is no minimum aggregate Offering amount or escrow of subscription funds, and any funds received in this Offering will become immediately available to the Company upon receipt and acceptance by the Company. See "UNDERWRITING" and "RISK FACTORS -- No Minimum Offering; Greater Risk to Early Investors."

    The Shares offered hereby are being sold through Earnhardt Co., Inc. (the "Underwriter"), as selling agent, on a "best efforts" basis, up to a maximum of 1,125,000 Shares (the "Offering"). The Offering will terminate on June 30, 1997, unless extended by the Company, without notice to investors, for up to an additional 120 day period, or until the maximum number of shares is sold, whichever occurs first (the "Termination Date"). The period during which the Shares will be offered to investors is hereinafter referred to as the "Offering Period."

    Prior to this Offering, no public market for the Shares has existed and no assurance can be given that any such market will develop in the future or be sustained, if developed. The Offering price has been established by the Company in consultation with the Underwriter and does not necessarily bear any relationship to the Company's book value, assets, net worth or other established criteria of value. The Company expects the Shares to be quoted on the NASD's OTC Bulletin Board following the Termination Date by broker dealer firms who agree to make a market in the Company's shares. When eligible, the Company will apply for quotation of the Shares on The Nasdaq Small Cap(tm) Market ("Nasdaq"). See "RISK FACTORS -- Arbitrary Determination of Offering Price" and "UNDERWRITING."



         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                 SEE "RISK FACTORS" (BEGINNING ON PAGE 6).

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THESECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                  PRICE TO                       PROCEEDS TO
                                   PUBLIC     COMMISSIONS(1)     COMPANY(2)
--------------------------------------------------------------------------------
Per Share                        $     4.00       $    .40       $     3.60
--------------------------------------------------------------------------------
Total Maximum(3)                 $4,500,000       $450,000       $4,050,000
================================================================================

(1) Does not include additional compensation to be received by the Underwriter in the form of a common stock purchase option exercisable for shares of Common Stock equal to 5% of the number of Shares sold at an exercise price equal to 140% of the offering price of such Shares. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended and to reimburse the Underwriter for certain actual expenses not to exceed $12,000. See "UNDERWRITING."

(2) Before deducting additional expenses of the Offering payable by the Company, estimated to be $300,000, including, among other expenses, legal and accounting fees, Blue Sky filing fees, printing costs and transfer agent fees.

(3) Assuming the Maximum Offering is achieved. No minimum number of Shares is required to be sold, and sales will be made on a continuing basis prior to the termination of the Offering. See "RISK FACTORS -- No Minimum Offering; Greater Risk to Early Investors" and "UNDERWRITING."

    The Shares are being offered and sold on a "best efforts" basis by Earnhardt Co., Inc. as selling agent (the "Underwriter") and possibly other broker-dealers that enter into selected dealer agreements with the Underwriter. Neither the Underwriter nor any selling group member, if any, will have any obligation to purchase or accept any of the Shares. The Underwriter will receive a sales commision of 10% for any Shares sold and a Common Stock purchase option exercisable for shares of Common Stock equal to 5% of the number of Shares sold at an exercise price of 140% of the Offering price of such Shares (the "Underwriter's Option"). The Company reserves the right to withdraw, cancel or modify this Offering and to reject any subscription in whole or in part. It is expected that delivery of the certificates representing the Shares will be made promptly after acceptance of any subscription by the Company. See "UNDERWRITING."

    The Offering will terminate on June 30, 1997 (or earlier if the Maximum Offering is achieved), unless extended in the sole discretion of the Company for up to an additional 120 days.

                               Earnhardt Co., Inc.


           THE DATE OF THIS PROSPECTUS IS                , 1997.








                         INSIDE FRONT COVER INFORMATION


        THREE COLOR PHOTOGRAPHS OF INTERIOR AND EXTERIOR STORE LOCATIONS










    A SIGNIFICANT AMOUNT OF THE SECURITIES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. THIS MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN BE NO ASSURANCE. IN SUCH EVENT, THE POSSIBLIITY EXISTS THAT THE MARKET FOR THE COMPANY'S COMMON STOCK COULD BE OR BECOME ILLIQUID, WHICH MAY AFFECT THE SHAREHOLDERS' ABILITY TO TRADE THE COMPANY'S SECURITIES.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.







                              PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this Prospectus. Unless otherwise specified, all information in this Prospectus relating to the number of shares of Common Stock and per share data has been adjusted to give effect to a 5 for 4 stock split declared by the Company's Board of Directors on March 6, 1997.

                                THE COMPANY


    Cafe La France, Inc. (the "Company"), through its operating subsidiaries, consists of a chain of 18 cafes, eleven of which are owned and operated by the Company and seven of which are operated as franchises by independent third parties who have entered into franchise agreements with the Company. The Company's menu features coffee beverages including espresso and cappuccino, muffins, croissants, brownies and cookies baked on the premises, made-to-order sandwiches, hot soups, salads and cold beverages. Target customers include urban office employees, students and other adults who are time-sensitive yet desire a higher quality breakfast and lunch experience than is typically found at quick service restaurants. The Company seeks to locate its cafes in high visibility, heavily-trafficked office or shopping areas that are easily accessible to its target clientele. See "BUSINESS -- Site Selection and Design." The Company's strategy is to create distinctive food offerings at reasonable prices that are fresher, of higher quality and in greater variety than those offered by competitors. See "BUSINESS -- Competition." The Company's founder, Thomas W. DeJordy, opened his first Cafe La France retail store in 1989. Over the next few years, additional Cafe La France outlets were established, including the first franchise in August 1994. See "BUSINESS -- Company History." The majority of the Company's 18 cafes are situated in urban locations, occupy 800-1300 square feet of leased space, and are open Monday through Friday. With the exception of its Lexington, Massachusetts cafe and its Baltimore, Maryland franchise, all cafes are currently clustered in and around Providence, Rhode Island. See "BUSINESS -- Properties" and "BUSINESS -- Franchise Operations -- Locations."


    The Company specializes in four sectors of the cafe business: (1) coffee products, including six varieties of freshly ground and brewed coffees, espresso drinks, gourmet teas, and iced coffees; (2) baked goods, including bagels, biscotti, muffins, scones, and croissants; (3) lunch products, including several varieties of sandwiches, soups and salads; and (4) catered products, including baked goods and beverages appropriate for breakfast meetings, business lunches and other professional gatherings. The Company's percentage of revenues from each of its four major product categories, based on a representative sampling of sales from Company owned cafes for the most recent fiscal year, are approximately as follows: coffee products (40%); baked goods (18%); lunch products (40%); and catering sales (2%). See "BUSINESS -- Products."

    The Company's expansion strategy will initially focus on opening new stores in urban areas which cater to working professionals. Management believes that significant expansion opportunities exist in the Boston, Massachusetts area primarily because of the large number of people working in Boston and the increased likelihood of name recognition/brand identity in an area approximately 50 miles from its existing market. Management further believes that expansion into an area geographically close to its Providence, Rhode Island headquarters can be achieved with its existing corporate management personnel because of the short travel time between Boston and Providence and because its Director of Operations and Vice President -- Finance were hired in part to manage the Company's expansion into Boston. Management is also exploring opportunities in highly visible residential areas. Unlike urban locations, cafes in residential settings would typically remain open seven days a week and may operate under a different trade name. The timing and extent of the Company's growth and expansion depends on the success of this Offering. See "BUSINESS -- Expansion Strategy" and "USE OF PROCEEDS."

    The Company's executive offices are located at 216 Weybosset Street, Providence, Rhode Island. Its telephone number is (401) 453-2233.


                                       3





                               THE OFFERING

Risk Factors..............  The Shares offered hereby are  speculative in nature and  involve  a  high  degree  of  risk.  See  "RISK
                            FACTORS."

Securities Offered by the
  Company.................  1,125,000 Shares of Common Stock.

Shares of Common Stock
  Outstanding
  Before the Offering.....  1,616,628

Shares of Common Stock
  Outstanding
  After the Offering......  2,741,628(1)(2)

Percent of Common Stock
  owned by
  current stockholders
  after the Offering (2)..  58.97%

Gross Proceeds from the
  Maximum Offering........  $4,500,000

Use of Proceeds...........  The net  proceeds  of the Maximum  Offering  will be used (i) to finance the expansion and development of additional restaurants, (ii) to repay outstanding indebtedness to certain noteholders and (iii) for general corporate purposes. See "USE OF PROCEEDS."

Proposed OTC Trading
  Symbol(3)...............  CLAF


-----------
(1) Assuming the Maximum Offering is achieved, as to which there can be no assurance.

(2) Excludes (i) 500,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Incentive Plan, of which 79,025 options are outstanding as of the date of this Prospectus at an exercise price of $2.76 per share,
    (ii) 72,500 shares of Common Stock reserved for issuance upon exercise of certain outstanding non-qualified options at an exercise price of $2.76 per share, (iii) 112,500 shares of common stock reserved for issuance upon exercise of certain warrants issued in the Company's 1996 private offering of notes and warrants and (iv) the Underwriter's Option, exercisable in the aggregate for up to 56,250 shares of Common Stock, assuming the Maximum Offering is achieved. See "SHARES AVAILABLE FOR FUTURE SALE."

(3) No assurance can be given that a trading market will develop for the Shares or, if developed, that such market will be sustained. See "RISK FACTORS -- Absence of Public Market."



                                       4






                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION



                                                                                                   THREE MONTHS ENDED
                                                          FISCAL YEAR         NINE MONTHS     --------------------------
                                                             ENDED               ENDED        DECEMBER 29,   DECEMBER 31,
                                                       SEPTEMBER 29, 1996   OCTOBER 1, 1995       1996           1995
                                                       ------------------   ---------------       ----           ----
CONSOLIDATED STATEMENTS OF OPERATIONS DATA(1):
   Total revenues                                          $2,198,753         $ 1,467,162      $  635,027     $  580,428
   Operating loss                                            (616,601)           (488,012)       (248,732)       (84,351)
   Net loss before income taxes                              (672,557)           (516,858)       (295,129)       (95,354)
   Net loss                                                  (673,307)           (517,358)       (295,879)       (96,104)
   Net loss per share(2)                                         (.38)                               (.17)          (.05)
   Shares used in computing loss per share(2)               1,775,820                           1,775,820      1,775,820
PRO FORMA DATA:
   Historical net loss as above                            $ (673,307)        $  (517,358)     $ (295,879)    $  (96,104)
   Pro forma salary adjustment                                 --                 (50,000)         --            (12,500)
                                                           ----------         -----------       ---------      ---------
     Pro forma net loss                                    $ (673,307)        $  (567,358)     $ (295,879)    $ (108,604)
                                                           ==========         ===========       =========      =========
CAFE OPERATING DATA:
   System-Wide sales(3)                                    $3,244,613         $ 1,927,386
   Company owned cafes(4)                                   2,046,638           1,311,538

                                           FISCAL YEAR ENDED      NINE MONTHS ENDED      THREE MONTHS ENDED     THREE MONTHS ENDED
                                          SEPTEMBER 29, 1996       OCTOBER 1, 1995       DECEMBER 29, 1996       DECEMBER 31, 1995
                                          ------------------       ---------------       -----------------       -----------------
                                           AT END    FOR FULL     AT END     FOR FULL    AT END     FOR FULL     AT END    FOR FULL
                                         OF PERIOD    PERIOD     OF PERIOD    PERIOD    OF PERIOD    PERIOD    OF PERIOD    PERIOD
                                         ---------    ------     ---------    ------    ---------    ------    ---------    ------
NUMBER OF CAFES OPEN:
   Company owned                            10          8          10          4          11          10          10          10
   Franchised                                7          4           5          5           6           6           8           5
                                            --         --          --          -          --          --          --          --
   Total                                    17         12          15          9          17          16          18          15



                                            AT SEPTEMBER 29, 1996   AT DECEMBER 29, 1996
                                            ---------------------   --------------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit)                       $  (640,351)           $ (923,178)
Total assets                                        885,654             1,038,128
Long term liabilities                            $  418,762            $  403,957
Total liabilities                                 1,204,332             1,622,685
Stockholders' equity (deficit)                     (318,678)             (584,557)




(1) Prior to October 2, 1995, each of the existing operating subsidiaries included in the Company (CLF2, Inc. and CLF Franchise Corporation) had elected those provisions of the Internal Revenue Code (Subchapter S) and state laws which provide for the income of the Company to be taxed at the stockholder level. The Company terminated the S-corporation elections effective October 2, 1995, resulting in a nine month fiscal year for fiscal 1995 and the commencement of a new fiscal year beginning October 2, 1995 and ending September 29, 1996.

(2) Prior to October 2, 1995, the Company elected S-corporation status and therefore was not subject to federal and state corporate income taxes. Accordingly, earnings per share data has been presented only for the fiscal periods after October 1, 1995.

(3) Reflects total sales of Company owned cafes, commissary sales to franchisees and initial franchise fees, and sales of franchised restaurants as reported by franchisees or derived by the Company from other data reported by franchisees. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

(4) Reflects total sales of Company owned cafes. Excludes commissary sales of $54,645 for the fiscal year ended September 29, 1996 and $118,158 for the nine months ended October 1, 1995.


                                       5





                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE INFORMATION PRESENTED BELOW.


    RECENT LOSSES; LIMITED OPERATING HISTORY; NO ASSURANCE OF FUTURE PROFITS; Ability to Continue as a Going Concern. For the fiscal year ended September 29, 1996 and the nine months ended October 1, 1995, the Company had net losses of $673,307 and $517,358 respectively, and for the quarter ended December 29, 1996, the Company had a net loss of $295,879. Also, as of December 29, 1996, the Company had an accumulated deficit of $1,562,748. Although the Company's losses can be in part attributed to the hiring of additional management personnel in preparation for implementing its expansion plan, there can be no assurance when, if ever, the Company will achieve profitable operations. In addition, although the first Cafe La France store opened in 1989 and the Company has grown steadily ever since, the Company did not prepare financial statements on a consolidated basis prior to the nine months ended October 1, 1995. See "BUSINESS -- Company History." As a result, the Company has a limited combined operating history as a multi-store operator/franchiser upon which investors may evaluate the Company's performance. See "BUSINESS -- Company History" and "BUSINESS -- Expansion Strategy." On March 10, 1997, as part of their updated report on the Company's financial statements for the fiscal year ended September 29, 1996 included herein, the Company's independent auditors expressed doubt about the Company's ability to continue as a going concern because of recurring losses from operations and a net capital deficiency. Management intends to use a substantial portion of the proceeds from this Offering, after repayment of certain debt and Offering expenses, to implement its expansion strategy which it believes will result in increased revenues, reduced losses, and elimination of the "going concern" opinion, although there can be no assurance as to when, if ever, the Company will achieve profitability. If the Company is unable to substantially carry out its expansion strategy or to significantly increase the profitability of its existing cafes, management will be required to sharply curtail the Company's overhead structure to continue its business operations. See "USE OF PROCEEDS," "BUSINESS -- Expansion Strategy," "MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources," and Note 13 to the Consolidated Financial Statements.


    NEED FOR ADDITIONAL CAPITAL; SUBSTANTIALLY ALL ASSETS PLEDGED. In order to achieve and maintain the Company's geographic expansion through new store openings and/or acquisition of existing cafes, the Company believes that it may need to obtain additional bank financing or sell additional equity and/or debt (or hybrid) securities in future public and/or private financings, particularly in the event that the Maximum Offering hereunder is not achieved. The issuance of such debt or equity financings may cause additional dilution to purchasers in this Offering. The Company currently has no commitments for any such financings and there can be no assurance that any such financings can be obtained on terms acceptable to the Company. In addition, the lender under the Company's existing line of credit has a first priority security interest on substantially all of the assets of the Company which may limit the Company's ability to obtain additional financing. See "DILUTION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."



    NO MINIMUM OFFERING; GREATER RISK TO EARLY INVESTORS. The Company has not established any minimum offering amount or escrow account for the Offering. Since the Offering is proceeding on a "best efforts" basis, there can be no assurance that all or any of the Shares offered hereby will be sold. If any Shares are sold, the Company anticipates using the first $500,000 in gross proceeds from the Offering ($450,000 net proceeds) for general working capital ($150,000) and expenses of the Offering ($300,000). Accordingly, if no additional proceeds are generated by the Offering, the Company will not be able to implement its expansion strategy and such early investors could lose their entire investment. If the Company receives gross proceeds of $1,500,000, the Company intends to acquire and/or develop up to four - five new Company-owned locations. Accordingly, investors contributing such funds bear less risk than investors contributing up to the first $500,000 to the extent such additional funds will improve the financial condition of the Company. Nevertheless, the Company's expansion strategy will not be fully implemented unless the Maximum Offering hereunder is achieved, as to which there can be no assurance, and as a result earlier



                                       6





investors in the Offering bear greater risk in comparison to later investors in the Offering. The Company may determine to increase the offering price of the Shares during the Offering Period to reflect the increasing valuation of the Company as proceeds from the Offering are applied to fund its growth and expansion. In the event the Company determines to increase the price of the Shares offered herein, the Company has undertaken to file a new registration statement covering the shares to be offered at the higher price with the Securities and Exchange Commission prior to effecting such change. The Company makes no representations as to whether any such increased price, if effected, will be an adequate or fair indication of the disparity in risk between early investors and later investors. See "USE OF PROCEEDS," "BUSINESS -- Expansion Strategy" and "UNDERWRITING."


    GEOGRAPHIC CONCENTRATION. Ten of the eleven cafes currently owned by the Company and six of the Company's seven franchises are located in and around Providence, Rhode Island. As a result, the Company's results of operations may be materially affected by changes in the Rhode Island economy. Although the Company anticipates the establishment of new cafes in Massachusetts and other states in the Northeast and adjacent areas, there can be no assurance that the Company will successfully expand into such markets or that the Company's business concept will be successful in such new areas. In addition, the Company is operating a recently acquired cafe under the name "The Village Bean" and may seek to acquire and operate additional cafes under other names. There can be no assurance that the Company's expansion plan will be successful under any such trade names. See "BUSINESS -- Competition" and "BUSINESS -- Expansion Strategy."

    UNCERTAINTY OF ACCOMPLISHING EXPANSION STRATEGY. The Company has grown from four Company owned cafes and four independently operated franchises in 1994 to eleven Company owned cafes and seven independently operated franchises as of the date of this Prospectus, and anticipates additional growth. The Company's growth strategy contemplates the establishment of new stores as well as acquisitions of existing cafe-style coffee restaurants in desired locations as well as the development of additional franchises. Such acquisitions, if any, may involve potentially dilutive issuances of equity securities, the incurrence of additional debt and/or the amortization of significant expenses related to goodwill and other intangible assets acquired. The suitability of a candidate for acquisition will be determined by the Board of Directors, and stockholders will not have an opportunity to review the financial condition of any such candidate or to approve any such transactions. The Company does not currently have any definitive plans, proposals, arrangements or understandings for the acquisition of any existing restaurants or locations, other than as follows: (i) the Company has retained the services of a commercial realtor to identify and locate up to 20 suitable properties in the Boston area available for lease over the next 12-18 months; and (ii) the Company has entered into a lease agreement with a landlord in the Boston area dated February 21, 1997 which lease is contingent upon the Landlord displacing an existing restaurant tenant by August 1997. The Company will continue to evaluate acquisition opportunities in accordance with its expansion strategy as described herein. See "BUSINESS -- Expansion Strategy." The continued growth of the Company in general will depend on a number of factors, including the availability of suitable locations, the negotiation of favorable lease or site acquisition terms, the identification, training and retention of skilled management personnel, the availability of adequate capital, general economic and business conditions, and other factors, some of which are beyond the control of the Company. There can be no assurance that the Company will achieve its expansion goals or manage its growth effectively, and such failure could have a material adverse effect on the Company's results of operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS -- Company History" and "BUSINESS -- Expansion Strategy."


    SIGNIFICANT INCREASING COMPETITION. The coffee, sandwich and baked goods industry is highly competitive. Many of the Company's competitors are well established and have substantially greater financial, marketing and other resources than the Company. In addition, certain national and regional companies such as Au Bon Pain and Starbucks have recently expanded into the greater Providence, Rhode Island area, while other chain store operators/franchisors such as Dunkin Donuts have been upgrading their menu selections to include more baked goods such as fat-free muffins, bagels and sandwiches. The expansion and menu modification by such chains or other similar competitors may adversely affect the Company's future profitability or its ability to compete successfully in the future. See "BUSINESS -- Competition."

    DEPENDENCE ON KEY PERSONNEL. The Company's success will depend on the continued efforts and abilities of Thomas W. DeJordy, Chairman of the Board, Chief Executive Officer and President, and Robert G. King, Vice President -- Finance, Treasurer and Director. The Company has entered into an employment


                                       7





agreement with Mr. DeJordy which provides for a term of 3 years and contains non-competition provisions, and the Company has entered into an employment agreement with Mr. King which also provides for a term of 3 years and contains non-competition provisions, contingent upon the success of this Offering. The loss of services of any of its senior management personnel could adversely affect the Company. The Company has acquired key man life insurance on the life of Mr. DeJordy in the amount of $1 million, and intends to purchase such insurance on the life of Mr. King with a portion of the proceeds of the Maximum Offering, if achieved. In addition, as the Company's expansion occurs, the success of the Company will depend in part on the Company's ability to attract and retain additional qualified personnel. There is no assurance that the Company will be able to hire or retain such personnel in the future. See "MANAGEMENT -- Employment Agreements."

    ABSENCE OF PUBLIC MARKET. There is no public market for the Company's Common Stock and there can be no assurance that an active public market will develop in the future as a result of the Offering. Although the Company expects that, following the Offering, the Common Stock will be quoted by broker/dealer firms in the over-the-counter market ("OTC") through the OTC "Electronic Bulletin Board," there can be no assurance that a trading market will develop on the OTC, or, if developed, will be sustained. Accordingly, an investor in the Shares may not be able to sell his or her Shares readily, if at all. As a result, an investor must be able to bear the economic risk of the investment in the Company for an indefinite period of time. See "DESCRIPTION OF SECURITIES" -- Limitations on Transfers of Shares."

    ARBITRARY DETERMINATION OF OFFERING PRICE. The initial public offering price of the Shares has been arbitrarily determined by consultation between the Company and the Underwriter and does not necessarily bear any relationship to the Company's assets, book value or financial condition, or to any other recognized criteria of value. See "UNDERWRITING."

    LACK OF DIVIDENDS. The Company currently intends to retain any future earnings for use in its business and does not expect to pay any cash dividends on any shares of Common Stock for the foreseeable future. In addition, the Company's agreement with its primary bank lender prohibits the payment of dividends without the bank's prior written consent. See "DIVIDEND POLICY."

    CONTROL BY THE CEO. As of the date of this Prospectus, Mr. DeJordy, the Company's Chairman, Chief Executive Officer and President, owns approximately 71.4% of the Company's 1,616,628 shares of issued and outstanding Common Stock, and is able to control virtually all aspects of the Company's operations. If the Maximum Offering is completed, Mr. DeJordy will continue to own approximately 42.1% of the outstanding Common Stock of the Company (assuming no exercise of existing warrants or options -- see "SHARES AVAILABLE FOR FUTURE SALE") and will have the potential to continue to control virtually all aspects of the Company's operations. See "PRINCIPAL STOCKHOLDERS," "MANAGEMENT -- Employment Agreements" and "DESCRIPTION OF SECURITIES -- Common Stock Options."

    DEPENDENCE ON SUPPLIERS. The Company currently purchases all its coffee products from New England Coffee, Inc. and most of its food-related products from New Vermont Creamery, Inc. and Perkins Paper, Inc. The Company does not have any written supply agreements with any of its suppliers, and believes that alternative sources are available. Although the Company believes its suppliers have sufficient capacity to meet any increase in demand resulting from the Company's proposed expansion strategy, a disruption in supply or degradation in quality could have an adverse impact on the Company's business and financial results, particularly at a time when the Company is attempting to build brand identity and customer loyalty. In addition, an increase in prices from its suppliers, particularly with respect to coffee and food products, could also have an adverse impact on the Company's business and financial results.


    POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF COMMON STOCK. Upon completion of this Offering, there will be 2,741,628 shares of Common Stock outstanding (assuming no exercise of existing options or warrants), of which 1,125,000 shares of Common Stock sold in this Offering will be freely tradable in the United States without restriction under the Securities Act, by persons other than "affiliates" of the Company, as defined under the Securities Act -- if a market for such Shares were to develop (See "Absence of Public Market" above). Of the remaining 1,616,628 shares outstanding, (i) 362,384 shares were issued pursuant to Rule 504 of Regulation D in the Company's 1995-1996 private offering of Common Stock (See "CERTAIN TRANSACTIONS") and would be freely tradable under federal securities laws after this Offering but for a 13 month



                                       8





post-Offering "lock-up" provision contained in the subscription agreements executed by investors in such offering, and (ii) 1,254,244 shares have not been registered under the Securities Act and constitute "restricted securities" under Rule 144 of the Securities Act ("Rule 144"). Ordinarily, under Rule 144, a person holding restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a three-year holding period without any quantity limitation. The Company's Chairman and Chief Executive Officer (Mr. DeJordy) has agreed not to sell any of his 1,154,556 shares of Common Stock, all of which constitute restricted securities, for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. Thereafter, Mr. DeJordy would be eligible to resell such shares, subject to volume limitations and other conditions imposed by Rule
144.  With  respect  to the  remaining  99,688  shares  of  Common  Stock  which constitute restricted securities, 68,875 shares held by non-affiliates would become eligible for resale under Rule 144 on October 2, 1997 and 30,813 shares held by non-affiliates would become eligible for resale on May 30, 1998, subject to volume limitations and other conditions imposed by Rule 144. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock should a public market develop for such stock, as to which there can be no assurance. In addition, warrants issued to investors in the Company's 1996 private offering of promissory notes and warrants (the "Bridge Warrants") will become exercisable for 112,500 shares of Common Stock 13 months after this Offering. Following registration thereof, which the Company is obligated to undertake, resales of such shares could also have a depressive effect on the market price of the Common Stock, should any such market develop. See "SHARES ELIGIBLE FOR FUTURE SALE" and "UNDERWRITING."


    GOVERNMENT REGULATION OF RESTAURANT AND FRANCHISE OPERATIONS. The Company is subject to a variety of federal, state and local laws. Each of the Company's cafes is subject to licensing and regulation by a number of government authorities, including health, safety, sanitation, building and fire agencies in the area in which the cafe is located. In addition, the Company is also subject to federal and state laws regulating the offer and sale of franchises, which laws impose registration and disclosure requirements on franchisors in the offer and sale of franchises. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development of a new cafe or franchise in a particular area. The Company's cafe operations are also subject to federal and state laws governing such matters as the minimum hourly wage, unemployment tax rates, sales tax and similar matters over which the Company has no control. Significant numbers of the Company's service, food preparation, and other personnel are paid at rates related to the federal minimum wage, and increases in the minimum wage could increase the Company's labor costs. Management believes that the Company is in material compliance with all such government regulations as of the date of this Prospectus. See "BUSINESS -- Franchise Operations -- Registration" and "BUSINESS -- Government Regulation."

    REDUCED PROBABILITY OF CHANGE-OF-CONTROL OR ACQUISITION OF COMPANY DUE TO EXISTENCE OF ANTI-TAKEOVER PROVISIONS. The Company has expressly elected to be governed by Section 203 of the Delaware General Corporation Law (the "DGCL").
Section 203 is an anti-takeover law which, in general, restricts the ability of a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. In addition, the Company's Certificate of Incorporation authorizes the Company's Board of Directors to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders. Finally, the Company's By-Laws require a certain advance notice procedure with regard to nomination of directors and other matters to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors. As a result of the application of Section 203, the existence of "blank check" Preferred Stock, the advance notice procedure in the By-Laws, and certain change in control provisions contained in the


                                       9






employment contract of the Company's President and Chief Executive Officer, potential acquirers of the Company may find it more difficult or be discouraged from attempting to effect an acquisition transaction with or a change of control of the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. See "MANAGEMENT -- Employment Agreements" and "DESCRIPTION OF SECURITIES -- Delaware Law and Certain Charter and By-Law Provisions."

    LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW. Pursuant to the Company's Certificate of Incorporation, as authorized under the DGCL, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company must indemnify its officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company. See "MANAGEMENT -- Limitation on Liability of and Indemnification of Directors and Officers."

    TRANSACTIONS WITH CONTROLLING SHAREHOLDER AND AFFILIATES. During 1995, the Company entered into a series of merger transactions involving its controlling shareholder, Mr. DeJordy, pursuant to which the Company's Rhode Island predecessor corporation became the parent corporation of the Company's two subsidiaries: CLF Franchise Corporation and CLF2, Inc. In 1996, the Company entered into employment agreements with Mr. DeJordy and Mr. King, its Vice President -- Finance. Due to Mr. DeJordy's controlling shareholder interest in the Company, such transactions were not "arms-length" transactions and necessarily involved conflicts of interest. See "CERTAIN TRANSACTIONS."

    IMMEDIATE AND SUBSTANTIAL DILUTION. Investors who purchase Shares in the Offering will incur immediate and substantial dilution in the net tangible book value of the Common Stock of approximately $2.86 per share or approximately 72% of the public offering price per Share assuming the Maximum Offering is achieved. See "DILUTION."


    REQUIRED DISCLOSURE CONCERNING TRADING OF PENNY STOCKS OR LOW-PRICED SECURITIES. The sale of the Shares offered hereby is, and any subsequent trading in the Shares will likely be, subject to rules that regulate broker-dealer practices in connection with transactions in "penny stocks." The Securities and Exchange Commission (the "SEC") has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker-dealer, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. In addition, the broker-dealer, subject to certain exceptions, must make an individualized written suitability determination for the purchase of a penny stock and receive the purchaser's written consent prior to the transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These requirements may severely limit the market liquidity of the Common Stock and the ability of purchasers on this Offering to sell their Shares in the secondary market.



                                       10




                                  THE COMPANY


    Cafe La France, Inc. (the "Company"), through its operating subsidiaries, consists of a chain of 18 cafes, eleven of which are owned and operated by the Company and seven of which are operated as franchises by independent third parties who have entered into franchise agreements with the Company. The Company's menu features coffee beverages including espresso and cappuccino, muffins, croissants, brownies and cookies baked on the premises, made-to-order sandwiches, hot soups, salads and cold beverages. Target customers include urban office employees, students and other adults who are time-sensitive yet desire a higher quality breakfast and lunch experience than is typically found at quick service restaurants. The Company seeks to locate its cafes in high visibility, heavily-trafficked office or shopping areas that are easily accessible to its target clientele. See "BUSINESS -- Site Selection and Design." The Company's strategy is to create distinctive food offerings at reasonable prices that are fresher, of higher quality and in greater variety than those offered by competitors. See "BUSINESS -- Competition." The Company's founder, Thomas W. DeJordy, opened his first Cafe La France retail store in 1989. Over the next few years, additional Cafe La France outlets were established, including the first franchise in August 1994. See "BUSINESS -- Company History." The majority of the Company's 18 cafes are situated in urban locations, occupy 800-1300 square feet of leased space, and are open Monday through Friday. With the exception of its Lexington, Massachusetts cafe and its Baltimore, Maryland franchise, all cafes are currently clustered in and around Providence, Rhode Island. See "BUSINESS -- Properties" and "BUSINESS -- Franchise Operations -- Locations."


    The Company specializes in four sectors of the cafe business: (1) coffee products, including six varieties of freshly ground and brewed coffees, espresso drinks, gourmet teas, and iced coffees; (2) baked goods, including bagels, biscotti, muffins, scones, and croissants; (3) lunch products, including several varieties of sandwiches, soups and salads; and (4) catered products, including baked goods and beverages appropriate for breakfast meetings, business lunches and other professional gatherings. The Company's percentage of revenues from each of its four major product categories based on a representative sampling of sales from Company owned cafes for the most recent fiscal year, are approximately as follows: coffee products (40%); baked goods (18%); lunch products (40%); and catering sales (2%). See "BUSINESS -- Products."

    The Company's expansion strategy will initially focus on opening new stores in urban areas which cater to working professionals. Management believes that significant expansion opportunities exist in the Boston, Massachusetts area primarily because of the large number of people working in Boston and the likelihood of name recognition/brand identity in an area less than 50 miles from its existing market. Management further believes that expansion into an area geographically close to its Providence, Rhode Island headquarters can be achieved with its existing corporate management personnel because of the short travel time between Boston and Providence and because its Director of Operations and Vice President -- Finance were hired in part to manage the Company's expansion into Boston. Management is also exploring opportunities in highly visible residential areas. Unlike urban locations, cafes in residential settings would typically remain open seven days a week and may operate under a different trade name. The timing and extent of the Company's growth and expansion depends on the amount of net proceeds raised in this Offering. See "BUSINESS -- Expansion Strategy" and "USE OF PROCEEDS."

    The Company's executive offices are located at 216 Weybosset Street, Providence, Rhode Island. Its telephone number is (401) 453-2233.



                                       11





                              USE OF PROCEEDS


    Because there is no minimum Offering amount for the Shares offered hereby and because the Company currently anticipates that the Shares will be offered at $4.00 per Share but that such price could increase as the Offering progresses (see "RISK FACTORS - No Minimum Offering; Greater Risk to Early Investors"), the Company cannot determine the proceeds from the sale of the Shares offered hereby. The Companys priorities in utilizing the net proceeds from the Offering are as follows: (i) to pay certain vendors and expenses of the Offering; (ii) to finance the expansion and development of additional cafes;
(iii) to retire short term outstanding indebtedness as necessary; and (iv) for general corporate purposes.


    If the Maximum Offering is achieved and if all Shares sold therein were sold at $4.00 per Share, the net proceeds to the Company after deducting selling commissions ($450,000) and other estimated expenses of the Offering (approximately $300,000) would be approximately $3,750,000.


    If approximately $3,100,000 in gross proceeds is received, the net proceeds to the Company after deducting selling expenses ($310,000) and other estimated expenses of the Offering ($300,000) would be approximately $2,490,000. If approximately $1,500,000 in gross proceeds is received, the net proceeds to the Company after deducting selling expenses ($150,000) and other expenses of the Offering ($300,000) would be approximately $1,050,000. The table below indicates how such net proceeds would be utilized by the Company.



                                         NET PROCEEDS               NET PROCEEDS              NET PROCEEDS
                                         OF $3,750,000             OF $2,490,000             OF $1,050,000
                                         -------------             -------------             -------------
                                      AMOUNT     PERCENTAGE     AMOUNT     PERCENTAGE     AMOUNT     PERCENTAGE
                                      ------     ----------     ------     ----------     ------     ----------
Development and Opening of New Cafe
  Style Restaurants                 $2,500,000      66.7%     $1,310,000       52.6%    $  560,000       53.3%
Repayment of Indebtedness              845,000      22.5%        845,000       33.9%       185,000       17.6%
General Working Capital                405,000      10.8%        335,000       13.5%       305,000       29.1%
                                    ----------     -----      ----------      -----     ----------      -----
                                    $3,750,000     100.0%     $2,490,000      100.0%    $1,050,000      100.0%

    DEVELOPMENT AND OPENING OF NEW CAFE-STYLE RESTAURANTS. If the Company achieves the Maximum Offering (approximately 3,750,000 in net proceeds), the Company anticipates using approximately 66.7% of the net proceeds from the Offering to support the opening and/or acquisition of approximately 20 additional Company-owned cafes by October 1998. Although there can be no assurance that costs for any particular location will not vary from the following figures, the Company estimates that each new Company-owned cafe will cost approximately $100,000 to $150,000 to open, including costs for: leasehold improvements ($20,000-$30,000); equipment, furniture and fixtures ($54,000-$75,000); opening inventory ($4,000-$6,000); initial advertising ($1,000-$2,000); working capital for 3 months (($15,000- $25,000); and
miscellaneous other costs ($6,000-$12,000). In the event that the Company acquires an ongoing restaurant business, such costs may be higher as a result of additional costs including costs for "goodwill" and professional fees. If the Company raises $3.1 million in gross proceeds (approximately $2,490,000 in net proceeds), the Company expects to utilize approximately $1,310,000 (52.6% of the net proceeds therefrom) to open and/or acquire eleven - twelve new Company-owned cafes by October 1998. If the Company raises $1.5 million in gross proceeds (approximately $1,050,000 in net proceeds), the Company expects to apply such proceeds to open and/or acquire four - five new locations. See "RISK FACTORS -- No Minimum Offering; Greater Risk to Early Investors."

    REPAYMENT OF INDEBTEDNESS. If the Company achieves the Maximum Offering, the Company anticipates using approximately 22.5% of the net proceeds from this Offering to repay outstanding indebtedness, including (i) $600,000 in principal amount plus accrued interest of approximately $60,000 to investors (the "Bridge Lenders"), none of whom are affiliates of the Company, who invested in the Company's 1996 private offering of 12% subordinated unsecured notes (the "Bridge Notes") and common stock purchase warrants, each note bearing interest at 12% per annum and payable upon the earlier one year from the date thereof (one year from October 31, 1996 or November 15, 1996, respectively) or 10 days after the completion of an initial public offering, (ii) $165,000 in short term


                                       12





indebtedness owed to a certain  non-affiliated  lender (the "Cardillo Loan") and
(iii) $20,000 in the aggregate of short term unsecured loans obtained in February 1997 and March 1997, respectively, from two non-affiliated lenders, which loans are payable 90 days from their respective issuance dates. The Company intends to repay the Bridge Notes during the Offering and prior to maturity at the rate of 50% of each dollar of gross proceeds raised in this Offering in excess of $1.5 million in gross proceeds. Thus, the holders of the Bridge Notes will be repaid in full if the Company raises approximately $3.1 million in gross proceeds in this Offering. If the Company raises $1.5 million in gross proceeds, the Company expects to repay the Cardillo Loan and the $20,000 short term loans and use the balance of the net proceeds for general working capital and to open or acquire four - five new Company-owned cafe locations, as discussed in the preceding paragraph. See "RISK FACTORS -- No Minimum Offering; Greater Risk to Early Investors."


    GENERAL WORKING CAPITAL. If the Company achieves the Maximum Offering, the Company anticipates using approximately $405,000 (10.8%) of the net proceeds for general working capital purposes. If the Company raises $3.1 million in gross proceeds, the Company expects to utilize $335,000 (13.5%) of the net proceeds therefrom for general working capital. If the Company raises $1.5 million in gross proceeds, the Company expects to utilize $305,000 (29.1%) of the net proceeds therefrom for general working capital.



    Pending such uses, the net proceeds of the Offering will be invested principally in U.S. government securities, short term certificates of deposit, money market funds, or other high-grade, short term, interest bearing securities. The actual amount expended for each purpose described above, and the timing of such expenditures, could vary depending on numerous factors, including general business conditions.

                                 DIVIDEND POLICY

    The Company has not paid cash dividends on its Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. Any future determination with respect to the payment of dividends will be subject to the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions, and other pertinent factors. In addition, the Company's agreement with its primary bank lender prohibits the payment of dividends without the bank's prior written consent.


                                       13





                                    DILUTION


    At December 29, 1996, the Company had a net tangible book value of $(618,396) or $(0.38) per share based on 1,616,628 shares of Common Stock outstanding. Net tangible book value per share represents the amount of the Company's total assets less intangible assets and total liabilities, divided by the number of shares of Common Stock outstanding. Without taking into account any changes in the net tangible book value after December 29, 1996 other than to give effect to the net proceeds from the Maximum Offering at an assumed public offering price of $4.00 per Share, the pro forma net tangible book value of the Common Stock at December 29, 1996 would have been $3,131,604 or $1.14 per share.(1) This represents an immediate increase in net tangible book value of $1.52 to existing holders of Common Stock, and an immediate dilution of $2.86 per share from the Offering price on a per share of Common Stock basis to investors in this Offering. Dilution per share represents the difference between the offering price per share of Common Stock and the pro forma tangible book value per share of Common Stock immediately after the Offering. The following table illustrates this per share dilution:


 Offering Price per Share                                                          $ 4.00

   Net tangible book value per share before Offering                    $(0.38)
   Increase in net tangible book value per share attributed to
   the estimated net proceeds of the Maximum Offering                   $ 1.52
                                                                        ------
Pro forma net tangible book value per share after the Offering                      $ 1.14
                                                                                    ------
Dilution of net tangible book value per share of Common Stock
   to subscribers in the Offering                                                    $2.86
                                                                                     =====



-------------
(1) The computations in the foregoing table exclude: (i) 56,250 shares issuable upon exercise of the Underwriter's Option (ii) 112,500 shares issuable upon exercise of the Bridge Warrants; (iii) 500,000 shares reserved for issuance under the Company's 1996 Stock Incentive Plan, of which 79,025 shares are issuable upon exercise of outstanding incentive stock options granted to employees; and (iv) 72,500 shares issuable upon exercise of outstanding non-qualified options granted to certain consultants of the Company. See "DESCRIPTION OF SECURITIES."

    The following table sets forth, at December 29, 1996 and as adjusted to give effect to the sale of the maximum number of Shares offered hereby, the number of shares of Common Stock purchased, the percentage of Common Stock purchased, the total consideration paid, the percentage of total consideration paid and the average price per share paid by the existing stockholders of the Company and the investors in the Offering, assuming a public offering price of $4.00 per Share.


                                       SHARES PURCHASED          TOTAL CONSIDERATION
                                       ----------------          -------------------
                                                                                           AVERAGE PRICE
                                     NUMBER     PERCENTAGE       AMOUNT       PERCENTAGE     PER SHARE
                                     ------     ----------       ------       ----------     ---------
New Investors                       1,125,000      41.03%     $4,500,000        79.80%        $4.00
Existing Stockholders               1,616,628      58.97%     $1,138,753(1)     20.20%        $ .70
                                    ---------     ------      ----------       ------
                                    2,741,628     100.00%     $5,638,753       100.00%
                                    =========     ======      ==========       ======



------------

(1) Includes: (i) $1,000,000 in cash for the purchase of 362,384 shares from investors in the Company's 1995-1996 private offering of Common Stock at a price per share of $2.76 (ii) $85,042 in services in exchange for 30,813 shares issued to a consultant of the Company in 1996; and (iii) $53,711 for 1,223,431 shares (1,154,556 of which are held by the Company's founder).



                                       14





                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected consolidated financial data for the Company at the dates and for the periods indicated. The selected consolidated financial data for the Company for the fiscal year ended September 29, 1996 and the nine months ended October 1, 1995 and as of September 29, 1996 are derived from the Consolidated Financial Statements of the Company which have been audited by KPMG Peat Marwick LLP, independent certified public accountants, and which are included elsewhere in this Prospectus. The selected consolidated financial data at December 29, 1996 and for the three months ended December 29, 1996 and December 31, 1995 have been derived from the unaudited Consolidated Financial Statements of the Company for such periods and include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for the fair presentation of the financial position and consolidated results of operations at and for such periods. The Company's consolidated results of operations for the thirteen weeks ended December 29, 1996 may not be indicative of its consolidated results of operations for the full year. The selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:



                                                     FISCAL YEAR    NINE MONTHS       THREE MONTHS ENDED
                                                        ENDED          ENDED      ---------------------------
                                                    SEPTEMBER 29,    OCTOBER 1,   DECEMBER 29,    DECEMBER 31,
                                                         1996           1995          1996            1995
                                                    -------------    ----------   ------------    ------------
Income:
   Sales from Company owned restaurants               $2,101,283     $1,429,696    $  621,320      $  523,958
   Franchise revenues                                     97,470         37,466        13,707          56,470
                                                      ----------      ---------    ----------      ----------
       Total revenues                                  2,198,753      1,467,162       635,027         580,428
                                                      ----------      ---------    ----------      ----------
Costs and Expenses:
   Costs of sales                                        884,068        607,995       236,089         240,808
   Restaurant operating expenses                       1,220,888        792,720       409,029         289,069
   General and administrative expenses                   641,879        510,895       191,335         118,890
   Depreciation and amortization                          68,519         43,564        47,306          16,012
                                                      ----------      ---------    ----------      ----------
       Total costs and expenses                        2,815,354      1,955,174       883,759         664,779
       Loss from operations                             (616,601)      (488,012)     (248,732)        (84,351)
Other Income (Expense):
   Interest income                                         6,945          5,207         1,970           1,680
   Interest expense                                      (62,901)       (34,053)      (48,367)        (12,683)
                                                      ----------      ---------    ----------      ----------
       Net loss before income taxes                     (672,557)      (516,858)     (295,129)        (95,354)
Income Taxes                                                 750            500           750             750
                                                      ----------      ---------    ----------      ----------
   Net loss                                           $ (673,307)    $ (517,358)   $ (295,879)     $  (96,104)
                                                      ----------      ---------    ----------      ----------
   Loss per share(1)                                  $     (.38)                        (.17)           (.05)
                                                      ----------      ---------    ----------      ----------
Weighted Average Shares Outstanding(1)                 1,775,820                    1,775,820       1,775,820
PRO FORMA DATA:
   Historical net loss as above                       $ (673,307)    $ (517,358)   $ (295,879)     $  (96,104)
   Pro forma salary adjustment                            --            (50,000)       --             (12,500)
                                                      ----------      ---------    ----------      ----------
     Pro forma net loss                               $ (673,307)    $ (567,358)   $ (295,879)     $ (108,604)
                                                      ==========     ==========    ==========      ==========

CONSOLIDATED BALANCE SHEET DATA:

                                                                   AT SEPTEMBER 29, 1996    AT DECEMBER 29, 1996
                                                                   ---------------------    --------------------
Working capital (deficit)                                               $  (640,351)             (923,178)
Total assets                                                                885,654             1,038,128
Long term liabilities                                                       418,762               403,957
Total liabilities                                                         1,204,332             1,622,685
Stockholders' equity (deficit)                                             (318,678)             (584,557)



-------------
(1) Prior to October 2, 1995, the Company elected S-corporation status and therefore was not subject to federal and state corporate income taxes. Accordingly, earnings per share data has been presented only for the periods beginning after October 1, 1995.


                                       15





                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

    The Company opened its first restaurant in 1989, and the profits from the first location were used to open two more locations in 1990 and another three in 1991 and 1992. By 1992, the Company owned and was operating six cafes in Providence, Rhode Island. In August, 1994, the Company sold its first franchise (an existing Company store) and by December, 1994 Cafe La France comprised a chain of eight cafes, of which four were Company owned and four were franchised, all of which were operating in the state of Rhode Island. On December 12, 1994, the Company entered into agreements with three affiliated entities to purchase the assets and acquire the leases for five cafe restaurants located in Providence. In late December, 1994 and January, 1995, the agreements were amended pursuant to which the Company (i) purchased the assets and renegotiated the leases for two locations for a purchase price of $100,000, and (ii) acquired the rights to operate two locations and renegotiate the lease for a third location for a purchase price of $25,000. In order to accomplish these transactions and the remodeling necessary to convert the new locations to the Cafe La France concept, the Company obtained a bank loan in the principal amount of $350,000 on February 10, 1995. By October 1, 1995, the Company comprised a total of 15 locations, of which ten were Company owned and five were franchised.

    On October 1, 1995, Cafe La France, through its two companies CLF2, Inc. and CLF Franchise Corporation, was owned 100% by Thomas W. DeJordy, the Company's Founder. Both companies were Sub-chapter S Corporations. On October 2, 1995, the Company adopted a new fiscal year ending the Sunday closest to September 30, and Cafe La France was re-organized so that a holding company, Cafe La France, Inc., a Rhode Island corporation, was incorporated to own 100% of the stock of CLF2, Inc. and CLF Franchise Corporation. Mr. DeJordy exchanged 100% of his stock in CLF2, Inc. and CLF Franchise Corporation for 100% of the stock in Cafe La France, Inc., the newly formed parent company. The 1995 year was ended on October 1, 1995 (fiscal 1995 was a nine month year). The 1996 fiscal year began on October 2, 1995, and the Company elected to be taxed as a Sub-chapter C corporation beginning in fiscal 1996.

    At the beginning of fiscal 1996, with a growing company now comprising 15 locations, but with limited capital, Mr. DeJordy embarked upon a plan to raise $1,000,000 of equity financing to provide the necessary capital for continued expansion, to renovate existing locations, to increase working capital, and to build an overhead structure to support a growing concept and provide the necessary support and controls to implement the Company's expansion strategy. The Company raised $1,000,000 of private equity financing in fiscal 1996, hired experienced operations and finance personnel to create a more experienced corporate office to support a growing concept, and began the necessary preparation for an initial public offering of its Common Stock.

    During fiscal 1996, the Company opened two Company locations and three franchise locations. The two Company locations included: (i) a cafe at 1255 Reservoir Avenue in Cranston, Rhode Island operating under the trade name "The Coffee Bean" which opened in June 1996 under a five year lease and which is the largest location presently operated by the Company (3,100 square feet); and (ii) a cafe at 138 Danielson Pike in Scituate, Rhode Island operating under the trade name "The Village Bean" which opened in August 1996 and which was acquired by the Company pursuant to an asset purchase agreement dated August 1, 1996 for a purchase price of $90,000. The three franchise locations included: (x) 327 Putnam Pike in Smithfield, Rhode Island which opened in October 1995 pursuant to a franchise agreement dated June 2, 1995; (y) One North Charles Street in Baltimore, Maryland which opened in November 1995 pursuant to a franchise agreement dated October 17, 1995; and (z) 49 Exchange Street in Pawtucket, Rhode Island which opened in December 1995 pursuant to a franchise agreement dated September 1, 1995.


    As of December 29, 1996, the Company consisted of 17 locations, including 11 Company-owned cafes and six franchises. Since that date, on March 1, 1997, the Company entered into a franchise agreement with an unaffiliated party pursuant to which one of the Company-owned cafes was converted to a franchise. This store location, on North Main Street in Providence, Rhode Island, had been operated by the Company since 1995, but, as a result of the closing of the Company's commissary (which utilized a significant portion of this location) in December 1996, the Company determined that the size of the location (3,045 square feet) was


                                       16






excessive for the Company's current needs. Also, on March 25, 1997, the Company's newly formed Massachusetts subsidiary, Cafe La France (MA), Inc., entered into a service contract for the operation of a cafe at 128 Spring Street, Lexington, Massachusetts for a one year term commencing April 7, 1997. See "BUSINESS -- Properties." All Company-owned locations and all franchises, with the exception of the newly opened Lexington, Massachusetts cafe and one franchise location in Baltimore, Maryland, are situated in Rhode Island.


    The Company's revenues are derived from sales by Company owned restaurants and commissary sales to franchise restaurants, and franchise revenues which consist of royalties from franchised restaurants as well as franchise and development fees. Initial franchise and development fees are recognized as revenue when the Company performs substantially all initial services required by the franchise agreement, which generally occurs shortly after restaurant opening. Continuing royalties are recognized as earned. Initial franchise and development fees received applicable to restaurants for which substantially all initial services required by the franchise agreements have not been performed are recorded as deferred franchise fees.

    Cost of sales includes food, paper, and beverage costs associated with Company-owned restaurants and the commissary. Restaurant operating expenses consist primarily of labor costs, rent, advertising, utilities, maintenance and insurance associated with Company owned restaurants and the commissary. General and administrative expenses include corporate and administrative salaries, accounting, legal and direct costs associated with franchise operations.

    The Company's financial statements are based upon a 13 week quarter, in which the first and second months of the quarter are four week months, and the third month of the quarter is a five week month. The Company closes its books each fiscal month at the close of business on Sunday, and the Company's year end is the Sunday closest to September 30. Prior to 1995, the Company's year end was a calendar year, and each monthly close occurred at the end of the calendar month.

    The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

RESULTS OF OPERATIONS

    The following table sets forth the percentage relationship of certain operating data to total revenues, except as otherwise indicated.




                                                    FISCAL           NINE           THREE MONTHS ENDED
                                                   YEAR ENDED     MONTHS ENDED   ---------------------------
                                                 SEPTEMBER 29,     OCTOBER 1,    DECEMBER 29,   DECEMBER 31,
                                                      1996            1995           1996           1995
                                                 -------------     ----------    ------------   ------------
Revenues:
   Sales from Company owned restaurants(1)            95.6%           97.4%          97.8%          90.3%
   Franchise revenues                                  4.4             2.6            2.2            9.7
                                                     -----           -----          -----          -----
     Total revenues                                  100.0%          100.0%         100.0%         100.0%
Costs and expenses:
   Cost of sales(2)                                   42.1%           42.5%          38.0%          46.0%
   Restaurant operating expenses(2)                   58.1            55.4           65.8           55.2
   General and administrative expenses                29.2            34.8           30.1           20.5
   Depreciation and amortization                       3.1             3.0            7.4            2.8
                                                     -----           -----          -----          -----
     Total costs and operating expenses              128.1%          133.2%         139.2%         114.5%
Loss from operations                                 (28.1)%         (33.2)%        (39.2)%        (14.5)%
Other Income (Expense):
   Interest expense, net                              (2.5)%          (2.0)%         (7.3)%         (1.9)%
Loss before income taxes                             (30.6)%         (35.2)%        (46.5)%        (16.4)%
Income taxes                                          --              --              (.1)%          (.1)%
Net loss                                             (30.6)%         (35.2)%        (46.6)%        (16.5)%





(1) Includes commissary sales to franchisees of $54,645 in fiscal 1996 and $118,158 in the 1995 nine month period, and $13,290 in the three months ended December 29, 1996 and $16,647 in the three months ended December 31, 1995.

(2) As a percentage of sales from Company owned restaurants and commissary sales to franchisees.


                                       17






THREE MONTHS ENDED DECEMBER 29, 1996 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1995

REVENUES


    For the three months ended December 29, 1996, total revenues increased $54,599 to $635,027, an increase of 9.4% over the three months ended December 31, 1995. The increase is attributed to $97,362 of higher sales from Company owned stores due to the net addition of one Company owned store and an increase in comparable sales of 3.3%, partially offset by a decrease in franchise revenues of $42,763 due solely to $45,000 of initial franchise fees earned from the opening of three franchise locations in the three months ended December 31, 1995. The higher revenues of $54,599 and sales of $97,362 are attributed to increased unit sales, as the Company was opening one additional store, and the increase in comparable sales of 3.3% of its existing Company-owned stores was achieved with a menu price increase of less than 2%. No initial franchise fees were earned in the three months ended December 29, 1996 as the Company did not open any franchise locations in this quarter. Royalty income increased $2,237 or 19.5% for the three months ended December 29, 1996 due to higher franchise sales. The Company had six franchise locations operating for the three months ended December 29, 1996 versus five franchise locations operating for the three months ended December 31, 1995.


COSTS AND OPERATING EXPENSES

    Cost of Sales. For the three months ended December 29, 1996, cost of sales which represent food and beverage costs were $236,089 or 38% of net restaurant sales, a decrease of 8 percentage points from the 46.0% figure for the three months ended December 31, 1995. The improvement of 8 percentage points in food and beverage costs resulted from a new store procedure implemented in the third quarter of fiscal 1996, along with a program to retrain store managers to improve food waste. The new store procedure included a weekly physical inventory at every store to accurately track weekly food costs, and immediate corrective action by operations to identify and correct the problem if a store's weekly food cost increased above an acceptable standard. Managers were also trained to adjust their inventory ordering based upon the current weekly sales trends, and thus reduce the amount of waste due to over- ordering. As a result of these programs, and additional savings resulting from lower unit costs for certain food and beverage products resulting from negotiations with suppliers, the Company improved its restaurant gross margins in the three months ended December 29, 1996, reducing its restaurant food costs to 38%. Prices of the Company's commodities (coffee, baked goods, lunch items) generally remained stable during the three months ended December 29, 1996. The Company did not raise prices in the three months ended December 29, 1996 except to offset the increase in certain food costs due to inflation.

    Restaurant Operating Expenses. Restaurant operating expenses comprise labor expenses, occupancy expenses and other expenses. Labor expenses amounted to $212,735 in the three months ended December 29, 1996 versus $179,461 in the three months ended December 31, 1995, an increase of $33,274 or 18.5%. Occupancy and other expenses amounted to $196,294 in the three months ended December 29, 1996 versus $109,608 in the three months ended December 31, 1995, an increase of $86,686 or 79.1%.

    Labor Expenses. For the three months ended December 29, 1996, labor costs were $212,735, or 34.2% of sales from Company owned restaurants, an improvement from the 34.3% of sales from Company owned restaurants experienced in the three months ended December 31, 1995. Labor benefits, which include health insurance and manager bonuses, increased from $876 to $6,793 as more managers qualified for these benefits in the three months ended December 29, 1996 as compared to the three months ended December 31, 1995, offset by a comparable labor decline due primarily to improved labor scheduling and an increase in labor efficiency.

    Occupancy and Other Expenses. Occupancy and other expenses increased 10.7% as a percentage of total revenues in the three months ended December 29, 1996 versus the three months ended December 31, 1995, increasing from 20.9% to 31.6%. Repairs, maintenance, and supplies increased 2.6% due to additional emphasis on store managers to keep the stores cleaner and to perform preventive maintenance on equipment to minimize the nonfunctioning of equipment during normal store hours. Advertising and discount promotion increased 4.9% as the Company's strategy in the three months ended December 29, 1996 was to increase


                                       18





customer awareness of new product offerings. Equipment rent increased 1.2% as the Company leased additional restaurant equipment in the three months ended December 29, 1996 due to the renovation of two stores in September 1996.

    General and Administrative Expenses. General and administrative expenses increased by $72,445 or 60.9% to $191,335 in the three months ended December 29, 1996 from $118,890 in the three months ended December 31, 1995. As a percentage of total revenues, general and administrative expenses increased from 20.5% in the three months ended December 31, 1995 to 30.1% in the three months ended December 29, 1996. The increase of 9.6% is attributed to an increase in salary expense of $70,400, resulting from the hiring of more experienced operations and finance personnel to build a more structured corporate office and prepare the Company for the additional demands of a public company. In addition, the Company's Founder and CEO, Thomas W. DeJordy, was paid a salary in the three months ended December 29, 1996 totaling $32,500 versus receiving a salary of $26,000 in the three months ended December 31, 1995.

DEPRECIATION AND AMORTIZATION

    The Company amortizes the pre-opening costs of new restaurants (including pre-opening hiring and training expenses) over the 52 week period immediately following an opening. Leasehold improvements are amortized over the lesser of their useful life (usually 15 years) or the term of the lease, with an average expected lease term of at least 10 years (assuming exercise of renewal options). Store fixtures and equipment is depreciated over an average of 10 years. Office computers are depreciated over 5 years. For the three months ended December 29, 1996, depreciation and amortization increased by $31,294 to $47,306, increasing to 7.4% of total revenues in the three months ended December 29, 1996 versus 2.8% of total revenues in the three months ended December 31, 1995. Of the increase, $7,970 is attributed to additional capital invested in the renovation of Company stores beginning in the third quarter of fiscal 1996, and the balance of $23,324 is attributed to the amortization of the loan cost on the $600,000 short term notes payable issued in October and November, 1996.

INTEREST EXPENSE, NET


    In the three months ended December 29, 1996, interest expense net of interest income increased by $35,394 to $46,397, and increased as a percentage of total revenues to 7.3% in the three months ended December 29, 1996 from 1.9% in the three months ended December 31, 1995. $28,364 of the increase in interest expense is attributed to higher debt outstanding during the three months ended December 29, 1996 resulting from the receipt of $600,000 from the issuance of short term notes payable with a $30,000 original issue discount, and a 12% annual interest rate and a maturity including interest of the earlier of 12 months or 10 days after completion of an initial public offering, whichever occurs earlier. The Company intends to repay these notes prior to maturity from the gross proceeds of this Offering in an amount equal to 50% of such proceeds in excess of $1.5 million. In addition, the Company incurred higher interest expense due principally from the financing of Company stores renovations via capital leases beginning in the quarter ended June 30, 1996. These capital leases have a 36 month lease term with annual interest rates ranging from 10% to 12%.


INCOME TAXES

    Prior to October 2, 1995, the Company elected S Corporation status for federal income tax purposes. As a result, the Company paid no federal income taxes and paid minimum state taxes of $500 in the nine month period ended October 1, 1995. Beginning in fiscal 1996, on October 2, 1995, the Company elected to be taxed as a Subchapter C Corporation. As a result of losses incurred by the Company in the fiscal year 1996 and the three months ended December 29, 1996, the Company has no federal income taxes payable for the three months ended December 29, 1996 or the three months ended December 31, 1995. For state tax purposes, the Company is required to pay the minimum state taxes of $750 per year in fiscal 1996 and fiscal 1997.

FISCAL YEAR ENDED SEPTEMBER 29, 1996 COMPARED TO NINE MONTHS ENDED OCTOBER
1, 1995

 REVENUES

    For the year ended September 29, 1996, total revenues increased $731,951 to $2,198,753, an increase of 49.9% over the nine month 1995 period. The increase reflects the addition of six Company owned restaurants and two franchised restaurants. Although comparable store sales declined 2.5% for the year, the


                                       19





yearly numbers were negatively affected by one time events, such as the extremely harsh winter experienced throughout the Northeast in 1996 and the closing of cafes for renovation in the second, third and fourth fiscal quarters of 1996. With the introduction of a new express lunch program in May 1996, and the retraining of managers to improve customer service, Cafe La France experienced large comparable sales increases in many of its locations beginning in May 1996, and comparable sales were up 4.2% in June 1996, and up 12% in the quarter ended September 1996. Franchise revenues increased $60,004 as the Company opened three franchise locations in fiscal 1996 versus one franchise opening in the 1995 period. In addition, the higher royalty income earned in fiscal 1996 was principally due to more franchise locations operating in fiscal 1996. The Company had seven franchise locations operating on September 29, 1996 versus five franchise locations operating on October 1, 1995.

 COSTS AND OPERATING EXPENSES

    Cost of Sales. For the year ended September 29, 1996, cost of sales which represent food and beverage costs were $884,068 or 42.1% of net restaurant sales, a decrease from the 42.5% figure for the nine month period ended October 1, 1995. The improvement in food and beverage costs occurred as the Company instituted a new store procedure in the third quarter of fiscal 1996 to improve food cost control, along with a program to retrain restaurant managers to reduce store waste as discussed above under "Cost of Sales" for the three months ended December 29, 1996 compared to the three months ended December 31, 1995. As a result of these programs, the Company improved its restaurant gross margins during the third and fourth quarters of fiscal 1996, reducing its restaurant food costs to 39.5% in the third quarter, and further reducing its fourth quarter restaurant food costs to 39.3%. Prices of the Company's commodities (coffee, baked goods and lunch items) generally remained stable during fiscal 1996. The Company did not raise prices in fiscal 1996 except to offset the increase in certain food costs due to inflation.

    Restaurant Operating Expenses. Restaurant operating expenses comprise labor expenses and occupancy and other expenses. Labor expenses amounted to $698,625 in fiscal 1996 versus $488,377 in the 1995 nine month period, an increase of $210,248 or 43.1%. Occupancy and other expenses amounted to $522,263 in fiscal 1996 versus $303,343 in the 1995 nine month period, an increase of $217,920 or 71.6%.

        Labor Expenses. Opening a new restaurant requires the hiring and training of new employees, both before and after opening. During the initial months of operation immediately after a new restaurant opens, the Company intentionally schedules more hourly employees per shift than it would in an established restaurant with a staff experienced in Company procedures. As a new restaurant's staff gains experience, the Company adjusts hourly employee work schedules for maximum efficiency. During fiscal year 1996, labor costs declined as a percentage of sales from Company owned restaurants due primarily to improved hourly employee scheduling controls, and the increase in labor efficiency in 1996 resulting from the opening of six restaurants in fiscal 1995. For the year ended September 29, 1996, labor costs were $698,625, or 33.2% of sales from Company owned restaurants, an improvement from the 34.2% of sales from Company owned restaurants experienced in the 9 month period ended October 1, 1995.

        Labor cost is primarily a function of four factors: wages rates and salary levels; scheduling efficiency; the net restaurant sales over which restaurant management salaries are spread; and most importantly, the motivation of the staff. Although the Company is subject to changes in laws and regulations which it cannot control, such as hourly wage and proposed national health insurance, the Company strives to continue to improve scheduling efficiency and to offer salaried and hourly employees appropriate motivation.

        Occupancy and Other Expenses. Occupancy and other expenses increased 3.1% as a percentage of total revenues in fiscal 1996 versus fiscal 1995, increasing from 20.7% in fiscal 1995 to 23.8% in fiscal 1996. Repairs and maintenance increased 1.4% due to additional emphasis on store managers to keep the stores cleaner and to perform preventive maintenance on equipment to minimize the nonfunctioning of equipment during normal store hours. Advertising and discount promotion increased 1.2% as the Company's strategy in the third and fourth quarters of fiscal 1996 was to increase customer awareness of new product offerings and the express lunch program.



                                       20






    General and Administrative Expenses. General and administrative expenses increased by $130,984 or 25.6% to $641,879 in fiscal 1996 from $510,895 in the nine months ended October 1995. As a percentage of total revenues, general and administrative expenses decreased from 34.8% in fiscal 1995 to 29.2% in fiscal 1996. The decrease of 5.6% was attributed to 1995 expense of $213,691, or 14.6% of total revenues, for a corporate identity package by a marketing consulting firm. The Company's 1996 comparable expense for the corporate identity package was only $7,798, or .4% of total revenues. Offsetting this decrease in corporate identity package in fiscal 1996, the Company increased its salary expense from $61,551 in fiscal 1995 to $391,670 in fiscal 1996. As a percentage of total revenues, salary expense increased from 4.2% to 17.8%. This increase of 13.6% resulted from the hiring of more experienced operations and finance personnel to build a more structured corporate office to support a growing concept and prepare the Company for the additional demands of a public company. In addition, the Company's Founder and CEO, Thomas W. DeJordy, was paid a salary in fiscal 1996 totaling $117,000, versus receiving Subchapter S distributions of $32,327 in the 1995 nine month period. Bad debt expense, as a percentage of total revenues, decreased from 5.3% in 1995 to .8% in 1996. In 1995, the Company wrote off $68,409 of notes receivable resulting from loans the Company made to two franchisees and a former officer of the Company.

 DEPRECIATION AND AMORTIZATION

    The Company amortizes the pre-opening costs of new restaurants (including pre-opening hiring and training expenses) over the 52 week period immediately following an opening. Leasehold improvements are amortized over the lesser of their useful life (usually 15 years) or the term of the lease, with an average expected lease term of at least 10 years (assuming exercise of renewal options). Store fixtures and equipment is depreciated over an average of 10 years. Office computers are depreciated over 5 years. For the year ended September 29, 1996, depreciation and amortization increased by $24,955 to $68,519, increasing to 3.1% of total revenues in fiscal 1996 versus 3.0% of total revenues in the 1995 nine-month period. The increase is attributed to additional capital spent in fiscal 1996 to renovate existing restaurants.

 INTEREST EXPENSE, NET

    In the year ended September 29, 1996, interest expense net of interest income increased by $27,110 to $55,956, and increased as a percentage of total revenues to 2.5% in fiscal 1996 from 2.0% in the 1995 nine month period. The increase in interest expense is attributed to higher debt outstanding during the 1996 fiscal year, as the Company financed the renovation of existing locations with the sale and leaseback of equipment, financed the purchase of new office computers through a capital lease, and financed the purchase of a new location with debt maturing on October 15, 1996. On February 28, 1996, the Company refinanced its existing bank financing by obtaining a term loan in the principal amount of $350,000 from Home Loan and Investment Bank, F.S.B. (the "Loan"). The Loan bears interest at the rate of 2 3/4 % above the prime rate as published by the Wall Street Journal, with principal and interest payable monthly in equal installments over a ten year term. The Loan is secured by substantially all of the assets of the Company and is guaranteed by the Company's operating subsidiaries, CLF2, Inc. and CLF Franchise Corporation, and by Mr. DeJordy. The Company does not intend to repay the loan with proceeds from the Offering.

 INCOME TAXES

    Prior to October 2, 1995, the Company was treated as an S Corporation for tax purposes. As a result, the Company paid no federal income taxes and paid minimum state taxes of $500 in 1995. On October 2, 1995, the Company elected to be taxed as a Subchapter C Corporation. As a result of a loss in fiscal 1996 totaling $673,307, the Company has no federal income taxes payable for fiscal 1996, and for state tax purposes, the Company will only be required to pay the minimum state taxes of $750.

LIQUIDITY AND CAPITAL RESOURCES

    The  Company  requires   capital   primarily  for  the  development  of  new
restaurants, to fund operating losses, to acquire new locations, and to remodel existing Company owned restaurants. See "BUSINESS -- Properties."



                                       21







    On March 10, 1997, as part of their updated report on the Company's financial statements for the fiscal year ended September 29, 1996 included herein, the Company's independent auditors expressed doubt about the Company's ability to continue as a going concern because of recurring losses from operations and a net capital deficiency. Management intends to use a substantial portion of the proceeds from this Offering, after repayment of certain debt and Offering expenses, to implement its expansion strategy which it believes will result in increased revenues, reduced losses, and elimination of the "going concern" opinion, although there can be no assurance as to when, if ever, the Company will achieve profitability. If the Company is unable to substantially carry out its expansion strategy or to significantly increase the profitability of its existing cafes, management will be required to sharply curtail the Company's overhead structure to continue its business operations. See "USE OF PROCEEDS," "BUSINESS -- Expansion Strategy," "MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources," and Note 13 to the Consolidated Financial Statements.


THREE MONTHS ENDED DECEMBER 29, 1996


    Capital expenditures totaled $23,088 in the three months ended December 29, 1996 and $45,226 in the three months ended December 31, 1995. The Company has historically funded its capital expenditures with cash provided by operations, bank borrowings, and equipment leases. In the three months ended December 29, 1996, the Company funded its capital requirements from the receipt of $600,000 of proceeds received from a private offering of unsecured notes and Common Stock purchase warrants. The interest rate on the notes is 12%, and the notes are payable at the earlier of 12 months from the date thereof (12 months from October 31, 1996 or November 15, 1996) or upon completion of an initial public offering, whichever is earlier. The $600,000 of notes were issued with original issue discount of $30,000. The Company intends to commence repaying such notes prior to completion of this Offering from the gross proceeds of this Offering in an amount equal to 50% of such proceeds in excess of $1.5 million.


    At December 29, 1996, the Company had outstanding bank borrowings of $336,892 which is amortized over 10 years at an interest rate of prime plus 2.75% (currently 11%), and is fully amortized by March 1, 2006. The outstanding bank indebtedness is secured by substantially all of the assets of the Company. The Company presently has no additional bank line of credit, but expects to arrange a bank line of credit if the Maximum Offering is achieved. At December 29, 1996, the Company had additional long term debt totaling $22,877 which matures in January 1999 at interest rates ranging from 10% to 15%. Also, at December 29, 1996, the Company had short debt of $23,678 at an interest rate of 15%.


    As mentioned above, the Company incurred indebtedness in the form of promissory notes in the principal amount of $600,000 in connection with a private offering of promissory notes and warrants to purchase Common Stock which closed in October and November, 1996. Such notes include $30,000 original issue discount and bear interest at the rate of 12% per annum and are due upon the earlier of one year from the date thereon or earlier upon completion of an initial public offering. The Company intends to commence repaying these notes prior to completion of this Offering from the gross proceeds raised in this Offering in an amount equal to 50% of such proceeds in excess of $1.5 million. The Company intends to use approximately $661,000 from the proceeds of the Maximum Offering to repay such notes and accrued interest thereon. See "USE OF PROCEEDS" and Note 11 of Notes to Consolidated Financial Statements.

    Based upon its contemplated expansion plans, the Company estimates that its total capital expenditures will be approximately $731,000 in fiscal 1997 and $1,769,000 in fiscal 1998 in the event the Maximum Offering is achieved. These estimates include the estimated costs of developing new restaurants and renovating existing Company owned restaurants. The Company expects that the net proceeds from the Maximum Offering, if achieved, and cash provided by operating activities will provide sufficient funds to finance its capital expenditures through September, 1998.


    On December 1, 1996, the Company closed its commissary which has been providing certain baked goods and supplies to Company owned cafes and franchises during the fiscal year ended September 29, 1996 and during October and November, 1996. The Company determined that it could obtain such goods from other suppliers at less net cost to the Company. The Company incurred no incremental cost to close the commissary, as the commissary inventory was non perishable food and is being transferred to Company stores on a need basis over a four month period. In addition, all commissary employees were


                                       22





offered  positions  as  hourly  store  employees.   The  Company  is  purchasing
comparable quality products from outside vendors at costs equal to or below the cost purchased by the commissary.


    The Company has no material commitments for capital expenditures, but the Company plans to commit for significant capital outlays depending on the progress of this Offering. The Company's business plan forecasts the opening of four - five Company-owned locations from April, 1997 to September, 1997 at a capital cost of $560,000 if this Offering generates $1.5 million in net proceeds. In addition, the Company plans to spend about $51,000 in capital expenditures from April, 1997 to September, 1997 to upgrade its store point of sale registers and upgrade other restaurant equipment. In fiscal 1998, the Company plans to spend $1,769,000 in capital expenditures, principally for the opening of 15 Company-owned locations, assuming the Maximum Offering is achieved. See "USE OF PROCEEDS."

    For the quarter ended December 29, 1996, the Company incurred a net loss of $295,879, with net cash used in operating activities totaling $242,927. Depreciation and amortization totaled $47,306 for the quarter. The Company incurred an additional $18,929 in investing activities, as the Company incurred $23,088 in capital expenditures principally for the renovation of one restaurant. The Company financed the above cost needs from the net proceeds of issuance of short term notes payable and warrants totaling $600,000. The Company also paid off short term notes payable of $169,816, prepaid the cost of $60,143 relating to the $600,000 notes payable and warrants, and paid $87,248 in costs associated with this Offering. The Company's cash balance of $5,695 decreased $382 during the quarter to $5,313 cash at December 29, 1996.


CURRENT OPERATING EXPENSES -- RECENT STAFF REDUCTION

    During February, 1997, as a result of a delay in this Offering caused by the termination of a letter of intent for a firm commitment offering by the Company's former underwriter (See "UNDERWRITING"), the Company determined that it was prudent to reduce certain operating expenses that it had been incurring in preparation for becoming a public company. The Company temporarily laid-off several employees and certain other employees agreed to defer a portion of their compensation. The Company intends to rehire certain employees and pay deferred compensation as necessary or desirable depending on the progress of this Offering and the ability of the Company to implement its expansion strategy. See "USE OF PROCEEDS" and "BUSINESS -- Expansion Strategy."

YEAR ENDED SEPTEMBER 29, 1996

    Capital expenditures totaled $371,291 in fiscal 1996 and $225,296 in fiscal 1995.

    At September 29, 1996, the Company had outstanding bank borrowings of $342,923 on the terms discussed above. At September 29, 1996, the Company had additional long term debt totaling $26,216 which matures in January 1999 at interest rates ranging from 10% to 15%. Also at September 29, 1996, the Company had short term debt of $123,477 at interest rates ranging from 10% to 15%, of which $100,000 was paid subsequent to fiscal year-end.

OTHER INFORMATION

    SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," became effective for fiscal years beginning after December 15, 1995. SFAS No. 121 provides guidance for recognition of impairment losses related to long-lived assets (for example, property and equipment), and certain intangibles and related goodwill for (i) assets to be held and used, and (ii) assets to be disposed of. Specifically, any impairment loss to be recognized must be recorded in continuing operations. The Company must adopt the provisions of SFAS No. 121 in fiscal 1997. The Company does not expect any material impact from implementation of this statement.

    SFAS No. 123, "Accounting for Stock-Based Compensation," became effective for fiscal years beginning after December 15, 1995. SFAS No. 123 introduces a fair value-based method of accounting for stock-based compensation. Under SFAS No. 123, the Company may either adopt the new fair value-based method or provide pro forma disclosure of net income (loss) as if the accounting provisions of SFAS No. 123 had been adopted. The Company intends to retain the intrinsic method of accounting for stock-based employee compensation plans under
Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and provide the required pro forma disclosure in fiscal 1997. SFAS No. 123 is not expected to have any effect on the Company's financial position or results of operations.



                                       23




                                 BUSINESS

OVERVIEW AND BUSINESS CONCEPT


    The Company consists of a chain of 18 cafes operating under the trade name "cafe la france," eleven of which are owned and operated by the Company and seven of which are operated as franchises by independent third parties who have entered into franchise agreements with the Company. The Cafe La France menu features coffee beverages, including espresso and cappuccino, muffins, croissants, cookies and brownies baked on the premises, and made-to-order sandwiches, hot soups, salads and cold beverages. Target customers at all cafes are urban office employees, students and other adults who are time-sensitive yet desire a higher quality breakfast and lunch experience than is typically found at quick service restaurants. The Company's strategy is to create distinctive food offerings at reasonable prices that are fresher, of higher quality and in greater variety than those offered by competitors. The Company believes its quality menu selection, operating efficiency and convenient locations combined with the natural look and feel of a true European cafe further differentiates Cafe la France from its competitors.


INDUSTRY TRENDS

    Until the late 1980's U. S. consumers were not fully acquainted with the popular gourmet cafes of Europe. With increased travel and globalization of consumer taste, and the intense media focus on healthy meals, the 1980's witnessed a growing awareness of and demand for gourmet cafes featuring upscale coffees and fresh, healthy foods. Shifting tastes (especially of baby boomers), and the need for an open setting for conversation and interaction which could replace bars or specialty places drove consumers to eagerly accept a new cafe concept which specialized in high quality coffees and fresh, nutritional soups and sandwiches.

    The largest company to grow the cafe concept in the Northeast is Au Bon Pain, headquartered in Boston, Massachusetts. Additional competition for the cafe market also includes Starbucks and Dunkin Donuts which both specialize in coffees and to a lesser extent baked goods and sandwich items.

    The Company believes that the mood and trend of the 1990's, inspired by the globally-conscious American consumer's image of a European cafe, is to capture the natural look and feel of a true cafe without being "flashy," and that this mood is better reflected by a comfortable, friendly atmosphere created through the abundant use of wood, simple but elegant paraphernalia on walls, and incandescent hanging lights. The Company's cafes, accordingly, are places where people gather and talk, and enjoy specially brewed hot coffee, healthy sandwiches and soups, cold beverages and fresh baked goods.

COMPANY HISTORY

    The first Cafe La France coffee restaurant was opened in Providence, Rhode Island in December 1989 by Thomas W. DeJordy, the Company's Chairman and Chief Executive Officer. Over the next few years, additional Cafe La France outlets were established in the Providence area and operated by separate corporations owned by Mr. DeJordy. By December 1993, Mr. DeJordy's companies owned and were operating a total of six cafes.

    Recognizing the franchise potential of his business concept resulting from a modest initial capital investment, limited hours of operation (generally 7:00 a.m. to 4:00 p.m.), an appealing but simple menu and the prospect for a favorable rate of return on investment, Mr. DeJordy sold the first Cafe La France franchise, an existing cafe, in August 1994, and by the end of that year, a total of four franchises were operating in the Providence area. A separate corporation, CLF Franchise Corporation, a Rhode Island corporation, was organized in 1993 for the purpose of entering into the franchise agreements and receiving all royalty income from the franchisees. By December 1994, the Cafe La France business consisted of four cafes owned and operated by corporations controlled by Mr. DeJordy and four franchises.

    In December 1994 and January 1995, CLF2, Inc., a Rhode Island corporation wholly-owned by Mr. DeJordy, entered into agreements with an affiliated group to purchase the assets and acquire or renegotiate the existing leases of a chain of five cafe locations (see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Introduction"), and during the year the locations were converted to the Cafe La France concept. On February 9, 1995, three separate corporations owned by Mr. DeJordy and each operating a single cafe la france store were merged into CLF2, Inc. As a result, CLF2,


                                       24




Inc. became the sole corporate entity under which all Company owned cafes were to operate, and CLF Franchise Corporation continued to be the corporation under which the franchises were sold and the franchise income was received. By October 1, 1995, the Company had grown to 15 locations, of which 10 were owned by CLF2, Inc. and 5 were operated by independent franchisees.

    On July 14, 1995, a new corporation, Cafe la france, Inc. (the "Predecessor"), was organized in Rhode Island to function as a holding company to own 100% of the stock of the existing companies, CLF2, Inc. and CLF Franchise Corporation. On October 2, 1995 Mr. DeJordy exchanged the stock of the two existing companies for the stock of the Predecessor, and as a result became the owner of 100% of the outstanding common stock of the Predecessor. The Subchapter "S" federal income tax elections of the two subsidiaries were thereby terminated and the Predecessor adopted a new fiscal year beginning October 2, 1995 and ending September 29, 1996. The Predecessor was taxed as a regular Subchapter "C" corporation and will file a consolidated return with the two subsidiaries for the fiscal year ended September 29, 1996.

    The Company was organized as a Delaware corporation on September 25, 1996. On September 26, 1996, the shareholders of the Predecessor approved a merger of the Predecessor with and into the Company. The merger was effected on October 25, 1996 and was structured to qualify as a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Reorganization"). In connection with the Reorganization, each existing stockholder in the Predecessor received 290 shares of Common Stock in the Company in exchange for each outstanding share of common stock of the Predecessor owned thereby. On March 6, 1997, the Company's Board of Directors declared a 5 for 4 stock split to be effected through a stock dividend payable prior to the Offering to shareholders of record on such date.


    With the exception of Company-owned locations in Massachusetts which may operate through Cafe La France (MA), Inc., a subsidiary of the Company organized on January 2, 1997, CLF2, Inc. will serve as the operating company for all Company owned cafes and will provide all general and administrative support to the Company, and CLF Franchise Corporation will continue to enter into the franchise agreements and collect the franchise fees and royalty income from all franchisees.


PRODUCTS

    The Company specializes in four sectors of the cafe business: (1) coffee products, including six varieties of freshly ground and brewed coffees, espresso drinks, gourmet teas, and iced coffees; (2 baked goods, including bagels, biscotti, muffins, scones, and croissants; (3) lunch products, including several varieties of sandwiches, soups and salads; and (4) catered products, including baked goods and beverages appropriate for breakfast meetings, business lunches and other professional gatherings through a program called "Catering Express," as described below. The Company's percentage of revenues from each of its four major product categories, based on a representative sampling from Company owned cafes for the most recent fiscal year, are approximately as follows: coffee products (40%); baked goods (18%); lunch products (40%); and catering sales (2%).

    The Company's menu emphasizes "freshness and consistency". The Company has certain baked goods delivered fresh to its stores by local vendors each day. Prior to December 1, 1996, the Company operated a commissary within one of its Company owned stores, which also provided baked goods to Company owned stores and franchises. The commissary was closed on December 1, 1996, as the Company determined that it could obtain such goods from other suppliers at less net cost to the Company. Each cafe also bakes muffins, croissants, cookies and brownies on the premises, which allows for the freshest product to be served to the customer, and minimizes waste due to stale products. The stores feature an extensive coffee presence as well as a full complement of baked goods to include bagels, biscotti, scones, and other baked goods in a display cabinet for maximum customer eye appeal. The aroma of several varieties of coffee brewing, in addition to the sound of milk frothing through the cappuccino machine, heightens the coffee aura that encompasses the Cafe La France coffee restaurant.

    The demographic profile of the Company's target customer base is educated, white collar, health conscious, young and mature adults. Management believes that the Company's target customer chooses healthier muffins over deep fried donuts for breakfast, a good quality gourmet coffee, and fresh healthy sandwiches at competitive prices. The fresh lean meats, the aroma of fresh breads, the choice of two kinds of chicken salad, five varieties of fat free muffins and "just made" cookies helps to make lunch at a cafe la france cafe an enjoyable experience.


                                       25






    The Company's Catering Express program involves the sale of coffee and other beverages and breakfast and luncheon items by any Cafe La France coffee restaurant to local businesses and organizations. Selections appropriate for corporate functions, including baked goods, sandwiches, and cheese and crackers, are detailed on the Company's "Les Ordres Speciaux" menu and delivered on attractive platters and baskets. Customers call their orders in directly by telephone or by facsimile machine to Company headquarters and deliveries are arranged through the nearest cafe location.

    The Company believes it competes on the basis of quality of food and service rather than price, although pricing is structured to give customers a sense of good value at its cafes. The average customer purchase is approximately $1.50 to $2.00 at breakfast and $4.00 to $5.00 at lunch. Approximately 45% of sales occur in the morning before 11:00 a.m., and approximately 55% of sales occur thereafter. Most stores are open for breakfast and lunch, and close by 4:00 p.
m. Increases in the average guest check are accomplished through menu development, promotions, and suggestive selling by employees. The Company believes that it enjoys a high degree of repeat business. Management believes that the Company's menu items are priced to be industry competitive while insuring that customers receive quality and value for their money.

EXPANSION STRATEGY

    Although the Company has locations in both residential and urban areas, it is the intent of management to concentrate on the expansion of its urban locations which cater to working professionals. The majority of the Company's 18 stores (including seven franchise locations) are in urban locations and many are typical of the format stores which management wants to develop with the proceeds of this Offering. These stores are projected to occupy 1200 square feet, cost approximately $100,000 to build and produce store contribution margins of 20% on sales of $250,000. These store economics combined with a simple Monday through Friday (7:00 a.m. to 4:00 p.m.) operation makes the urban Cafe La France concept not only financially attractive but also a desirable concept for restaurant managers and franchise owners who want "normal" working hours.


    Cafe La France's management is also currently exploring opportunities in highly visible residential areas. Unlike urban locations, these stores would serve as a destination for consumers looking for baked goods, luncheon items, and coffee seven days a week. To help gain market share and develop separate brand awareness, management is looking to possibly acquire or develop a retail operation which may operate under a different trade name than Cafe La France, such as "The Village Bean" which the Company is currently using in Scituate, Rhode Island. The Company has been operating its Cranston, Rhode Island store under the name "The Coffee Bean" pursuant to a licensing agreement with the former operator of this location, but intends to change such name by the end of April 1997.


    The Company initially intends to focus on the development of Company owned cafes and franchises in the greater Boston, Massachusetts market. The Company does not currently have any definitive plans, proposals, arrangements or understandings for the acquisition of any existing restaurants or locations, other than as follows: (i) the Company has engaged the services of a Boston commercial realtor to serve as the Company's exclusive agent to locate up to 20 suitable properties available for lease in the area over the next 12-18 months; and (ii) the Company has entered into a lease agreement with a landlord in the Boston area dated February 21, 1997 which lease is contingent upon the Landlord displacing an existing restaurant tenant by August 1997. Management believes that expansion into the greater Boston, Massachusetts market can be accomplished with existing management based in its Providence corporate offices because of the short travel time to the Boston area and because of available capacity of its training and management personnel based in Providence, including its Director of Operations and its Vice President -- Finance, both of whom were hired in 1996 in part to manage the Company's expansion into the Boston market. During the past fiscal year, management believes that it has secured the necessary management and accounting personnel and put into place the necessary accounting and financial systems to open and/or acquire approximately five new Company locations without substantially increasing its current fixed overhead expenses. Management also believes that it made significant progress in reducing the Company's cost of sales during the last six months of fiscal 1996 and the first quarter of fiscal 1997 and expects to continue the procedures that resulted in such progress in all new stores. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                                       26





FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Three Months Ended December 29, 1996 Compared To Three Months Ended December 31, 1995 -- Costs and Operating Expenses" and "USE OF PROCEEDS."

COMPETITION

    The Company believes that its major competitor in the Northeast (aside from single-unit, family-owned stores) with an established market for both morning and lunch business is Au Bon Pain, headquartered in Boston, Massachusetts. Au Bon Pain has grown the number of its cafes to over 200 units located predominantly in the Northeast, including 4 locations in Rhode Island. Additional competition arises from companies which specialize in gourmet coffee, with Starbucks the nationally recognized leader with over 1000 locations and growing rapidly each year. Dunkin Donuts is also a major competitor with over 2000 locations nationwide and with a particular concentration in the Northeast, including over 50 locations in Rhode Island. Moreover, Dunkin Donuts has continued to upgrade the quality and variety of its coffee, pastries and sandwiches as consumers have become more discerning about coffee and food products generally. See "RISK FACTORS -- Competition."

    The Cafe La France concept was developed as a mix between the gourmet coffee cafe of Starbucks and the bakery cafe concept of Au Bon Pain. The concept was designed to be simple in both menu design and interior physical design, with a small physical area and a modest capital investment to open. Although there can be no assurance that costs for any particular location will not vary from the following figures, the Company estimates that each new cafe will cost approximately $100,000 to $150,000 to open, including costs for: leasehold improvements ($20,000-$30,000); equipment, furniture and fixtures ($54,000-$75,000); opening inventory ($4,000-$6,000); initial advertising ($1,000-$2,000); working capital for three months ($15,000-$25,000); and
miscellaneous professional fees and other costs ($6,000-$12,000). In the event the Company acquires an on-going restaurant business, such costs may be higher as a result of additional costs including costs for "goodwill" and professional fees.

CUSTOMER SERVICE AND CAFE OPERATIONS

    The Company believes that its quality of customer service and operational efficiency at each cafe is a competitive advantage. The entire Cafe La France organization is focused on executing the Company's philosophy of 100% customer satisfaction to insure that each customer is completely satisfied in product quality, price, and speed of service, and will become a frequent repeat customer. Consistent with this philosophy, quality standards have been established for all food and beverage products, the speed and friendliness of the service, and the cleanliness and physical environment of the cafes. The Company believes that speed of service is especially integral to its success. Cafe operating systems are being designed to achieve a three minute elapsed time between a customer's arrival in line and receipt of the customer's order. The systems are capable of handling significant lunch time volumes, preparing up to 150 custom-made sandwiches per hour.

SITE SELECTION AND DESIGN


    The Company seeks to locate its cafes in high visibility, heavily trafficked, office or shopping areas that are easily accessible to its target customers. With the exception of its newly-opened Lexington, Massachusetts location and its Baltimore, Maryland franchisee, all stores are currently clustered in and around Providence, Rhode Island. Management believes that clustering its cafes increases name recognition and provides significant operational efficiencies. Management also believes that Cafe La France's menu, and cafe decor enable the Company to obtain access to future sites that are not available to traditional quick service restaurants because of space considerations and the venting/cooking requirements of such restaurants.


    Each cafe relies on a substantial volume of repeat business. In evaluating a potential new urban location, the Company studies the area within a radius of two blocks. Information is obtained regarding quick service breakfast or lunch competitors within the area. Detailed office occupancy, demographic and pedestrian traffic count information is also collected. Based on this information, sales, construction


                                       27





and equipment costs, and return on investment are projected. In evaluating a potential residential or suburban location, the Company studies the area within a radius of 5 miles, and evaluates such factors as parking, demographics (including population density and pedestrian and automobile traffic), visibility, zoning requirements (including setback and signage) and neighboring retail outlets.

    In its cafe design, the Company attempts to create a comfortable, home-like and friendly atmosphere through the use of wooden fixtures, simple wall decorations, and incandescent hanging lights to reflect the ambiance of the true European cafes. The design visually reinforces the distinctive difference between Cafe La France and other quick service restaurants serving breakfast and lunch. The Company recently completed a design program under the direction of a nationally recognized marketing firm to develop a uniform decor protocol for its new stores that will emphasize the Company's French cafe atmosphere. Over the last year, the Company has renovated its current stores to utilize the same decor features. Management believes that maximum use of natural light and an abundance of wood craftsmanship combined with simple yet comfortable furniture and fixtures results in a friendly, enjoyable and comfortable setting which contributes to a loyal, satisfied and growing customer base.

    The Company utilized the services of Leonard/Monahan, Inc. of Providence, Rhode Island in early 1995 to create the Company's identity package. Leonard/Monahan, Inc. has created designs for Polaroid Corporation and H. P. Hood Company. Their services for the Company have included interior and exterior store design, as well as design of packaging materials, sales literature, manuals, uniforms, public relations, media consulting, and franchise brochures.

PROPERTIES

    All Company-owned cafes, in addition to the corporate offices, are located in leased premises with lease terms typically for five years and a five year renewal period thereafter. Lease costs are typically triple net leases, with a minimum base occupancy charge and a charge for common area maintenance costs, insurance and real estate taxes. The following is a list of leases under which the Company's operating subsidiary, CLF2, Inc., is obligated:

                                                                                            INITIAL ANNUAL
                                    APPROXIMATE       INITIAL             RENEWAL               LEASE
            LOCATION                SQUARE FEET      LEASE TERM             TERM             PAYMENTS(1)
            --------                -----------      ----------             ----             -----------
Corporate Offices  ..............     (a) 800       1/9/96-3/99             None              (a) $9,600
216 Weybosset Street                  (b) 800        9/96-11/99             None              (b) $9,600
Providence, RI                      Total = 1600

COMPANY OWNED CAFES:
Arcade Building  ................      1137           2/94-2/99            5 Years         $      11,100(2)
Westminster Street
Providence, RI

73 Empire Street ................       800           5/91-5/98           10 Years         $      12,000
Providence, RI

228 Weybosset Street  ...........      1200         12/91-12/96            7 Years         $      15,000
Providence, RI                                                      (this renewal option
                                                                     has been exercised
                                                                      by the Company)

One Citizens Plaza  .............      2067           7/95-6/00            5 Years         $      18,000(3)(4)
Providence, RI

483 Hope Street  ................     2100(5)         1/95-1/00            5 Years         $      23,100
Bristol, RI

1255 Reservoir Avenue  ..........     3100(6)         6/96-6/01            5 Years         $      46,500(2)
Cranston, RI

258 Thayer Street  ..............      1900           7/96-7/01            5 Years         $      57,000(2)
Providence, RI

                                       28






                                                                                            INITIAL ANNUAL
                                    APPROXIMATE       INITIAL             RENEWAL               LEASE
            LOCATION                SQUARE FEET      LEASE TERM             TERM             PAYMENTS(1)
            --------                -----------      ----------             ----             -----------

Amtrak Station  .................           860       9/95-9/98             None           $     9,000(3)(7)
Providence, RI

138 Danielson Pike  .............          1300       8/96-8/01           10 Years         $    19,200(8)
Scituate, RI

Prince's Hill Marketplace  ......          1786       8/95-8/00           15 years         $    20,280
County Road
Barrington, Rhode Island

The Mall at Chestnut Hill  ......         2,083     4/97-9/97(9)            None           $    83,320
Chestnut Hill, MA(9)                                 9/97-1/08

Ledgemont I  ....................         1,000      4/97-3/98              None           $         0(10)
128 Spring Street
Lexington, MA




-----------
(1) Does not include, where applicable, charges for taxes, insurance and common area maintenance.

(2) Subject to an annual increase of between 3% and 5%.

(3) Plus a percentage of gross sales in excess of a target figure.

(4) Also includes rental of certain restaurant equipment.

(5) The Company has subleased approximately 800 square feet of this leasehold to an unaffiliated Rhode Island limited liability company d/b/a "Daily Bread," a retailer of European-style gourmet breads.

(6) The Company has subleased approximately 800 square feet of this leasehold to an unaffiliated Rhode Island limited liability company d/b/a "Daily Bread," a retailer of European-style gourmet breads.

(7) Subject to an annual increase of 16.7%.

(8) Subject to an increase based on the Consumer Price Index.


(9) The Company, through its Massachusetts subsidiary Cafe La France (MA), Inc., executed this lease on February 21, 1997. However, the subject premises is currently occupied by another tenant and the landlord must either (i) provide the Company with the leased space by September 1, 1997 or (ii) terminate this lease. No rent is payable by the Company until the existing tenant has vacated and the Company takes possession of the space.

(10)The Company, through its Massachusetts subsidiary Cafe La France (MA), Inc., executed a service contract to operate a cafe rent-free on March 25, 1997, and may receive a monthly fee dependent on average daily sales. The service contract is cancellable on 30 days prior notice.


    CLF2, Inc. is also the lessee on leases for the following franchise locations and has entered into subleases with such franchisees on the same terms and conditions as the original leases:


                                               APPROXIMATE    INITIAL
                  LOCATION                     SQUARE FEET     LEASE             TERM
                  --------                     -----------     -----             ----
100 Fountain Street  .......................       700       7/94-7/99         10 Years
Providence, RI
One Old Stone Square  ......................       554       1/95-1/00          5 Years
Providence, RI
University Heights  ........................      3045       5/93-4/98          5 years
North Main Street
Providence, Rhode Island


    The Company considers its physical properties to be in good operating condition and suitable for the purposes for which they are used. The Company believes that its facilities are adequate for the reasonably foreseeable future.


                                       29




MARKETING AND ADVERTISING

    In general, the Company has relied on limited radio advertising, word-of-mouth and customer satisfaction to entice new customers into its coffee restaurants. In addition, the Company has conducted local advertising and promotions for new store openings. Typically, the Company will target all potential customers within the immediate area of a new store by distributing flyers announcing the grand opening of a store. In addition, the Company's store manager will visit with local business persons to make an introduction and to acquaint them with Cafe La France by providing sample menus and "Catering Express" brochures.

    As the Company expands the number of outlets in the existing market, management intends to develop an advertising campaign to increase the number of visits by new customers. The cost of the advertising campaign will be funded by the Company and by a weekly contribution from franchisees equal to up to 2% of gross receipts pursuant to an advertising expense-sharing provision in the Company's franchise agreements. Advertising in new markets will begin when the number of total locations in a new geographical area provide sufficient economies of scale to fund an advertising program. The Company anticipates that it will spend less than $5,000 in fiscal 1997 for marketing and advertising costs.

TRAINING AND DEVELOPMENT

    The Company has developed a three-step training program to assure a smooth opening for each new Company-owned and each franchise location. The training program covers three to four weeks, with each step covering one week and an additional week between Step 2 and Step 3 in order to prepare for the grand opening of a cafe, as outlined below.

    Step 1: Orientation

    In this classroom-style training session, new managers learn to understand the basics of the restaurant business, management's philosophy of operating a successful cafe, and the techniques of implementing the Company's business concept. Topics in this one week session include company history, customer service, cost controls, accounting, vendor relations, staffing, menu knowledge, sanitation procedures, quality assurance, system standards, government regulation, loss prevention, and human resources.

    Step 2: Operations

    The objective of Operations training is to familiarize the manager with every aspect of operating a store within the system guidelines. During this one week step, training is on-site at a designated Company training store where the trainee manager follows an experienced manager through his or her daily tasks and responsibilities. In addition, a member of the control team works as a coordinator to assure that all topics are thoroughly covered. A complete understanding  is required in areas such as daily opening  procedures,  sandwich preparation, coffee and espresso preparation, sanitation, cash register operations, ordering, inventory, safety, and banking procedures.

    Step 3: Support

    The third week of training coincides with the grand opening of the new cafe. During this training period, a Company support person actually works side by side with the trainee manager, assisting with daily management duties as necessary. As the week progresses, the trainee manager requires less support, so that the support person leaves the store by the end of the first week but continues to be available to offer the new manager assistance on an as-needed basis.

EMPLOYEES


    The Company as of April 1, 1997 had 81 employees, including 36 full-time employees, and 45 part-time employees. Nine of the Company's employees, including its two executive officers, are employed at the Company's executive offices located at 216 Weybosset Street in downtown Providence, Rhode Island. Each store is staffed with a restaurant manager and a number of hourly employees, both



                                       30





full time and part time, based upon the sales volumes of the store. None of the Company's employees is covered by a collective bargaining agreement. The Company provides health insurance to approximately 20 of its full-time employees. The Company considers its employee relations to be good.

    During February 1997, as a result of a delay in this Offering caused by the termination of a letter of intent for a firm commitment offering by the Company's former underwriter (See "UNDERWRITING"), the Company determined that it was prudent to reduce certain operating expenses that it had been incurring in preparation for becoming a public company. The Company temporarily laid-off several employees and certain other employees agreed to defer a portion of their compensation. The Company intends to rehire certain of these employees and pay deferred compensation as necessary or desirable depending on the progress of this Offering and the ability of the Company to implement its expansion strategy. See "USE OF PROCEEDS" and "BUSINESS -- Expansion Strategy."

MANAGEMENT INFORMATION SYSTEMS

    Each Cafe La France store uses a computerized cash register to collect point of sale information including: sales by menu item, department, and major category (coffee, food, other beverage, other); sales by hour, day and week; customer count; and average guest check. This detailed sales information, which is currently gathered manually and assembled in spread-sheet form, allows the Company to spot significant sales trends by store, provides data to help keep the cafe menus fresh, highlights slow selling items, and allows management to analyze the effect of marketing promotions and advertising. The Company expects to use a portion of the proceeds of this Offering to upgrade its cash register system to provide additional information and to upgrade its software to enable the Company to electronically compile and analyze the sales information described herein on a daily basis at its central office location.

    The corporate general ledger system is a network-based software package which includes all general ledger functions, accounts payable, accounts receivable, inventory control, payroll, and order entry. The Company uses all the above functions, with the exception of payroll processing, which is currently performed by an outside company.

    Each month the Company generates computerized profit and loss reports by store to track individual store profitability and spot unfavorable trends for immediate follow-up. In addition, the Company tracks store sales daily and weekly for comparison to the prior year and the current year's budget, and tracks cost of goods sold weekly by store.

TRADEMARKS/SERVICEMARKS

    The Company's logo consists of a coffee cup with an accent mark above and the words "cafe la france" below. The Company registered its logo with the United States Patent and Trademark Office and received servicemark protection in the 50 states on January 2, 1996, under Registration Number 1,945,392. The Company has also registered the servicemark "cafe la france" in Massachusetts and Rhode Island.

GOVERNMENT REGULATION

    Each Company-owned and franchised cafe is subject to licensing and regulation by state and local health, sanitation, fire and other departments, and to the regulations of certain federal agencies, including the Occupational Safety and Health Administration. Difficulties or failures in obtaining the required licensing or approvals could result in delays or cancellations in the opening of cafes.

    In addition, the Company is subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wages, overtime and other working conditions.

    The Company is also subject to federal and a substantial number of state laws regulating the offer and sale of franchises. Such laws impose registration and disclosure requirements on franchisers in the offer and sale of franchises and may apply substantive standards to the relationship between franchiser and franchisee. See "FRANCHISE OPERATIONS -- Registration" below.


                                       31




FRANCHISE OPERATIONS

  Locations

    The Company seeks to locate both its Company owned cafes and its franchises in areas of high walk-by consumer traffic in urban areas ( for example, street corners), in or near office buildings with a significant white-collar workforce in suburban areas, or on "main street" in upscale communities. Currently, the Company has seven franchise locations as follows:

                                          DATE      APPROXIMATE     GROSS SALES
             FRANCHISEE                  OPENED     SQUARE FEET     ROYALTY RATE
             ----------                  ------     -----------     ------------
Washington Highway ................         8/94        1280             4%
Lincoln, RI
100 Fountain Street ...............        10/94         700             5%
Providence, RI
One Old Stone Square ..............        10/94         554             5%
Providence, RI
327 Putnam Pike ...................        10/95         650             5%
Smithfield, RI
1 North Charles Street ............        11/95        1000             5%
Baltimore, MD
49 Exchange Street ................        12/95        1300             5%
Pawtucket, RI
University Heights ................         3/97(1)     3045             5%
North Main Street
Providence, Rhode Island

-----------
(1) This location had been operated by the Company since 1995, but, as a result of the closing of the Company's commissary (which utilized a significant portion of this location) in December 1996, the Company determined that the size of the location (3,045 square feet) was excessive for the Company's needs, and a franchisee was approved who subleased the entire space from the Company and operates the store as a franchise. See "Recent Franchise Addition" below.


    In October, 1995, the Company entered into an area development agreement with its Baltimore franchisee to have 7 locations operating in the Baltimore, Maryland area by May 1999. The Baltimore franchisee opened his first location in November 1995, and is actively seeking a second location as of the date of this Prospectus.

  Franchise Growth Potential and Cost

    The Company has developed its cafe concept to maximize the future growth of franchise locations, and believes that the following key attributes will contribute to such growth: (i) a low initial franchise fee of $15,000, coupled with a low royalty rate of 5% of gross sales and a low advertising/promotional rate of 2% of gross sales, to allow for affordability by people who are losing jobs through attrition or seek productive investment in an entrepreneurial business; (ii) a limited and simple menu for ease of operation; (iii) reduced hours of operation, as most urban locations are open five days a week for breakfast and lunch, and close by 4:00 P. M. each afternoon; (iv) a modest initial capital investment of approximately $100,000 to $150,000 depending on the location and facility size; and (v) a concept and menu which management believes will capture the growing demand in the United States for healthier food in a convenient and comfortable setting at a reasonable price.

    All franchisees are required to send their managers through the Company's training program, as discussed above in the "Training and Development" section.


                                       32






  Registration


    The Company originally prepared a Franchise Offering Circular for Prospective Franchisees dated April 28, 1995 pursuant to the applicable Federal Trade Commission Rule on Franchising and Rhode Island law which originally qualified the Company to sell franchises under the name "cafe la france" in 37 states. The Company recently revised its Franchise Offering Circular to include updated Financial Information from its most recent Fiscal Year and other relevant information. The revised Offering Circular was approved by the Rhode Island Department of Business Regulation effective January 13, 1997. Such approval is valid through January 1998, and permits the Company to offer franchises for sale in 38 states and jurisdictions, including all six New England states. The Company has also received regulatory approval of its Franchise Offering Circular in Maryland, effective March 26, 1997 for one year, and is contemplating seeking regulatory approval in New York and areas of the Midwest. The Company anticipates attracting additional franchisees through advertisement in journals, newspapers, magazines, and franchise trade shows. The Company plans to concentrate on area development franchise agreements rather than on single franchise locations to optimize franchise growth and reduce related expenses. The Company is obligated to file its independent accountant's updated report which contains an explanatory paragraph expressing doubt about the Company's ability to continue as a going concern, which may negatively impact the Company's ability to sell additional franchises.


  Recent Franchise Addition

    Since December 29, 1996, the Company has entered into a franchise agreement with an unrelated party pursuant to which a Company-owned cafe has been converted to a franchise. This location on North Main Street in Providence had been operated by the Company since 1995 but, as a result of the closing of the Company's commissary (which utilized a significant portion of this location) in December 1996, the Company determined that the size of the location (3,045 square feet) was excessive for the Company's needs, and on March 3, 1997 a franchisee was approved who subleased the space from the Company and began operating the store as a franchise.

LEGAL PROCEEDINGS

    The Company is not currently involved in any material litigation or proceeding which is required to be disclosed under Item 103 of Regulation S-B.



                                       33




                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors, executive officers and key employees of the Company are as follows:

              NAME                  AGE                      POSITION
              ----                  ---                      --------
Thomas W. DeJordy                   33    Chairman of the Board, President, Chief
                                           Executive Officer and Director
Robert G. King                      51    Vice President -- Finance, Treasurer and
                                           Director
Richard LaFrance                    49    Director
Daniel B. Forlasto                  35    Director of Operations

    THOMAS W. DEJORDY, Chairman of the Board, President and Chief Executive Officer, founded the Company in 1989 and has worked in every capacity for the Company since inception. Prior to organizing the Company, Mr. DeJordy was self-employed as a stockbroker. Mr. DeJordy is a 1985 graduate of Holy Cross College.

    ROBERT G. KING, Vice President -- Finance, Treasurer, and Director, joined the Company in January 1996. Prior to that time, Mr. King served as Chief Financial Officer of Olde World Bakeries, Ltd. from September 1994 through July 1995, and as Chief Financial Officer for The Coffee Connection from November 1993 through July 1994 (during which period he coordinated the sale of this chain to Starbucks in April 1994). From 1985 through September 1992, Mr. King served as Senior Vice President and Chief Financial Officer of The Ground Round and was instrumental in taking this 210 unit chain public in 1991. From 1975 to 1985, Mr. King worked for the Howard Johnson Company in various financial positions, including Vice President from 1982 to 1985. Mr. King is a Certified Public Accountant, and holds a BS/BA degree and a MBA degree from Babson College and a Masters of Science in Taxation from Bentley College.

    RICHARD LAFRANCE, a Director, has served as the Chief Executive Officer of LaFrance Bros., Inc., a company which owns and operates White's of Westport (a 1600 seat full service function facility and restaurant), since 1991. Since 1989, he has served as the President of LaFrance Hospitality Corp. and since 1995 as the President of Fairhaven Hospitality Corp., operators of Hampton Inn Hotels located in southeastern Massachusetts. Mr. LaFrance is a 1968 graduate of the University of Notre Dame, and is a director of Fall River 5(cent) Savings Bank and a former director of the Massachusetts Restaurant Association. The Company's name is not derived from or related to Mr. LaFrance.

    DANIEL B. FORLASTO, Director of Operations, joined the Company in May 1996. From January 1996 to April 1996 Mr. Forlasto served as General Manager for Northeast Restaurants, Inc. (Chilis) and from September 1995 to January 1996 Mr. Forlasto served as Vice President of Operations, North East, for Stacey's Buffet, Inc. and was responsible for all operations of eight restaurants in the New England area. From September 1992 to September 1995, Mr. Forlasto served as Lead General Manager for Old Country Buffet/Buffet Inc. Mr. Forlasto also served as Training General Manager for Ponderosa Steakhouse (a division of Metromedia Steakhouse, Inc.) from 1987 to 1992.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company receive no additional compensation for attendance at Board meetings. Non-employee directors receive a per diem fee of $150 and are reimbursed for their expenses in connection with attending Board meetings. Non-employee directors may also participate in the 1996 Stock Incentive Plan or a directors' stock option plan, if established by the Board of Directors.


                                       34




COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation paid by the Company to its Chief Executive Officer for services rendered in all capacities to the Company during the fiscal year ended September 29, 1996, the fiscal year (9 months) ended October 1, 1995, and the fiscal year ended December 31, 1994. No other executive officers earned in excess of $100,000 of salary and bonus for the periods indicated. See "EMPLOYMENT AGREEMENTS" below.

                        SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION
--------------------------------------------------------------------------------
            NAME AND PRINCIPAL POSITION                YEAR   SALARY ($)   BONUS
            ---------------------------                ----   ----------   -----
Thomas W. DeJordy  .................................   1996    $117,000   $  0
 Chairman and                                          1995    $   *      $  *
 Chief Executive Officer                               1994    $   *      $  *

----------
* No salary or bonus was received by Mr. DeJordy for the calendar year 1994 and for the nine month period ended October 1, 1995, however, the Company's consolidated financial statements contain a pro forma expense adjustment to reflect a salary expense of $50,000 for such period, reflecting the estimated value of Mr. DeJordy's management services. Mr. DeJordy received Subchapter S distribution of $32,795 for the calendar year 1994 and $32,327 for the nine month period ending October 1, 1995.

EMPLOYMENT AGREEMENTS


    In November 1996, the Company and Mr. DeJordy entered into an employment agreement which provides for a term of three years at an initial base annual salary of $132,000, adjusted upwards by 5% annually. In addition, Mr. DeJordy is entitled to receive annual bonuses of $15,000, $20,000 and $25,000, respectively, in fiscal years ending 1997, 1998 and 1999, and an annual performance bonus in fiscal 1998 and fiscal 1999 if the Company achieves net income objectives approved by the Board of Directors. Under the terms of the agreement, Mr. DeJordy is entitled to receive an option to purchase up to 200,000 shares of Common Stock pursuant to the Company's 1996 Stock Incentive Plan provided that the Company raises at least $3.1 million in this Offering or the Company's Common Stock is listed on the NASDAQ Small Cap Marketplace or the Company completes a firm commitment public offering within two years. If the Company raises less than $3.1 million of gross proceeds but more than $1.5 million, Mr. DeJordy will receive only 100,000 options. Mr. DeJordy will receive no options if less than $1.5 million is raised in this Offering . Such option will have an exercise price equal to the price per share of the Common Stock offered hereby to the public, and shall vest over 5 years, subject to modification as a result of applicable incentive stock option rules. Mr. DeJordy's employment agreement also contains change-of control provisions that require the Company to pay Mr. DeJordy 1.5 or 2.5 times his annual salary in the event of a change-of-control during the term of the Agreement, subject to certain conditions. Mr. DeJordy's Agreement also provides for health insurance benefits and contains non-competition provisions that prohibit him from competing with the Company and acquiring any new interests in the cafe business. The period covered by the non-competition provisions will end upon the later of the expiration of the agreement or one year after Mr. DeJordy's resignation or termination. To activate this non-competition provision, the Company must notify Mr. DeJordy and pay him the sum of $100,000. See "PRINCIPAL STOCKHOLDERS."


    The Company and Mr. King also entered into an employment agreement in November 1996 which provides for a term of three years at an initial annual compensation of $108,000 and the grant of an option to purchase 54,375 shares at $2.76 per share (25% of which was vested upon issuance, with the balance to vest in equal monthly amounts over a 27 month period). Mr. King is also entitled to receive an additional option to purchase 75,000 shares of Common Stock at an exercise price equal to the price per share of the Common Stock offered hereby to the public, vesting monthly over a three-year period, if this Offering raises gross proceeds of at least $1.5 million. Mr. King's employment agreement contains change-of-control provisions requiring the Company to pay Mr. King 100% of his annual salary in the event of a change-of-control during the term, subject to certain conditions. Mr. King's employment agreement also contains health insurance benefits, discretionary annual cash performance-based bonuses, and a one year non-competition covenant



                                       35





following termination, which is activated by a payment from the Company to Mr. King in the amount of one year's annual base salary. Mr. King's employment agreement is terminable by the Company in the event this Offering is not successfully completed.

    During the fiscal year ended September 29, 1996, and the current fiscal year, Messrs. DeJordy and King have agreed to defer payment of a portion of their salaries pending completion of this Offering in order to conserve cash. If the Company raises: (i) at least $1 million but less than $1.5 million in this Offering, 50% of Mr. DeJordy's and Mr. King's salary will be paid currently thereafter; (ii) between $1.5 million and $2.0 million in this Offering, 75% of Mr. DeJordy's and Mr. King's salary will be paid currently thereafter; or (iii) over $2.0 million in this Offering, 100% of Mr. DeJordy's and Mr. King's salary will be paid currently thereafter. In the event the Company raises $1.5 million in gross proceeds, all deferred salary will be paid to Messrs. DeJordy and King over a period of six (6) months in six equal consecutive payments.

1996 STOCK INCENTIVE PLAN

    The following is a summary of the principal features of the Cafe La France 1996 Stock Incentive Plan (the "Plan").

    PURPOSE. The purpose of the Plan is to advance the interests of the Company by providing material incentive for the continued services of key and valuable employees, directors, and non-employees who perform services for the Company. Under the Plan, participants may be awarded options to purchase Common Stock, in accordance with the terms of the Plan as described below.

    OPERATION AND ELIGIBILITY. The Plan will be administered by a Committee of the Board of Directors. The Committee shall have the authority under the Plan to make awards to eligible participants in the form of (i) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) non-qualified stock options. Employees of the Company and non-employees who perform services for the Company, including non-employee directors, shall be eligible for awards under the Plan as determined by the Committee, except that only employees are eligible to receive incentive stock options. The aggregate number of shares of Common Stock that may be the subject of options awarded under the Plan shall not exceed 500,000 shares, all or any portion of which may be granted in the form of incentive stock options. Shares of Common Stock reserved for issuance but never issued, such as shares covered by expired or terminated options, generally will be available for subsequent awards. Pursuant to Mr. DeJordy's employment agreement with the Company, Mr. DeJordy shall receive an option to purchase 200,000 shares of Common Stock upon the successful completion of this Offering. Mr. King, pursuant to his employment agreement, shall receive an option to purchase 75,000 shares of Common Stock, at the public offering price of the Shares offered hereby, subject to applicable incentive stock option rules.

 TERMS AND CONDITIONS OF OPTIONS

    (a) Option price: The option price per share for any option granted under the Plan shall be determined by the Committee; provided, however, that in the case of an incentive stock option, the option price per share shall not be less than l00% of the fair market value of the Common Stock at the time of grant.

    (b) Period within which option may be exercised: The period of each option shall be fixed by the Committee, but no incentive stock option may be exercised after the expiration of ten years from the date the option is granted. The Committee may, in its discretion, determine as a condition of any option, that all or a stated percentage of the shares covered by such option shall become exercisable, in installments or otherwise, only after the completion of a specified service requirement by the Optionee.

    (c) Special Rules for l0% Shareholder: Notwithstanding the above, the option price per share of an incentive stock option granted to an employee who, at the time such option is granted, owns shares possessing more than l0% of the total combined voting power of all classes of shares of the Company shall be at least ll0% of the fair market value of the Common Stock subject to the option. In addition, any such incentive stock option may not be exercised after the expiration of five years from the date the option is granted.

    (d) Grant limitation: The aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (determined at the time the incentive stock option is granted) shall not exceed $l00,000.



                                       36





    (e) Termination of option by reason of termination of employment: Unless the Committee in its discretion determines otherwise, if an Optionee's employment with the Company terminates, all options which are not exercisable on the date of termination of employment shall immediately terminate, and any remaining options shall terminate if not exercised before the expiration of the following periods, or the expiration of the term of the option, if earlier: (i) thirty
(30) days following termination of employment, if termination was not a result of retirement on or after age 55, or of death or disability (disability within the meaning of Section 22(e)(3) of the Internal Revenue Code), or (ii) three (3) months following termination of employment because of retirement on or after age 55, or (iii) one (l) year following date of death or commencement of disability, if the Optionee was employed by the Company at the time of death or the commencement of disability. Notwithstanding the foregoing, if the Optionee's employment is terminated for cause, any remaining portion of the option shall immediately terminate.

    (f) Non-transferability: Except in limited circumstances, each option and all rights thereunder shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by his will or by the laws of descent and distribution.

    (g) Modification or cancellation of option. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the modification of the terms of any option agreement (subject to the limitations contained in the Plan), including the acceleration of the exercisability of any option for any reason including a change in the control or ownership of the Company, or the cancellation of any or all outstanding options granted under this Plan. In substitution for canceled options, the Committee may grant new options (subject to the limitations contained in the Plan) covering the same or different numbers of shares of Common Stock at an option price per share in all events not less than fair market value on the date of the new grant.

    (h) Disposition of shares. No option shall qualify as an incentive stock option if the shares of Common Stock acquired pursuant to the exercise of the option are transferred, other than by will or by the laws of descent and distribution, within two years of the date such option was granted or within one year after the transfer of Common Stock to the employee pursuant to such exercise.

    METHOD OF EXERCISE. An option granted under the Plan may be exercised by written notice to the Committee, stating the number of shares of Common Stock in respect of which the Option is being exercised. The notice shall either be accompanied by the payment of the full option price for such shares or with a request for a loan from the Company for all or a part of the purchase price. The purchase price may be paid (i) in cash (including personal check), (ii) by the delivery to the Company of Common Stock already owned by the Optionee, (iii) subject to the prior approval of the Committee and if permitted by applicable law, by delivery to the Company of the promissory note of the Optionee, or (iv) by any combination of the above. A certificate or certificates for the shares of Common Stock of the Company purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefore. During the option period no person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder with respect to any shares issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

    CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding options shall not affect in any way the right or ability of the Company or its stockholders to make or authorize any or all changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights hereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or substantially all of the outstanding stock of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.If the Company shall effect a subdivision, consolidation or reclassification of shares or other capital readjustment or recapitalization, the payment of a stock dividend, or other increase or reduction of the number of shares of the voting shares outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of Common Stock shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment.



                                       37





    If the Company is merged into or consolidated with another corporation, regardless of whether or not the Company is the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets or substantially all of the stock of the Company while this option remains outstanding, unless the Board determines otherwise, all outstanding options shall expire as of the effective date of any such merger, consolidation, liquidation, sale, or other disposition, provided that (x) notice of such merger, consolidation, liquidation, sale or other disposition shall be given to such Optionee at least 30 days prior to the effective date of such merger, consolidation, liquidation, sale or other disposition and (y) an Optionee shall have the right to exercise an option to the extent that the same is then exercisable during the 30 day period preceding the effective date of such merger, consolidation, liquidation, sale or other disposition.

    In general, the issue by the Company of shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or the price of Common Stock then subject to outstanding options.

    AMENDMENT OR TERMINATION. The Committee may terminate the Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that any amendment that would increase the aggregate number of shares that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Company stockholders to the extent required by Internal Revenue Code Section 422, other applicable laws or any other governing rules or regulations.

    DURATION OF PLAN. No incentive stock option may be granted later than 10 years after the earlier of the date the Plan is adopted or the date the Plan is approved by the Company's stockholders.

LIMITATION ON LIABILITY OF AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section  145 of the  DGCL  affords  a  Delaware  corporation  the  power  to
indemnify  its  present  and  former   directors  and  officers   under  certain
conditions. Article Twelfth of the Company's Certificate of Incorporation provides that any person made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability and loss, provided, however, that the Company shall indemnify such person in any proceeding initiated by such person only if such proceeding was authorized by the Directors of the Company. The right of indemnification described herein includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that such person, if required by the DGCL, undertakes to repay all amounts advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified under Article Twelfth or otherwise.

    Section 102(b)(7) of the DGCL gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under
Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Article Twelfth of the Company's Certificate of Incorporation states that to the maximum extent permitted by Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages resulting from such director's breach of fiduciary duty as a director of the Company, except for liability involving one of the four exceptions described in (i) through (iv) above. In addition, the Certificate of Incorporation will provide that if the DGCL is amended to authorize the further limitation or elimination of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.


                                       38





    Section 145 of the DGCL also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Article Twelfth of the Company's Certificate of Incorporation provides that the Company may maintain insurance to protect the Company and its directors and officers against expenses, liabilities and losses whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. If the Offering is successful, the Company intends to procure a directors' and officers' liability and company reimbursement liability insurance policy that will (a) insure directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insure the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of its Certificate of Incorporation or By-Laws.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

    In November, 1996, the Company entered into employment agreements with Messrs. DeJordy and King. See "MANAGEMENT -- Employment Agreements."


    On October 25, 1996, Cafe la france, Inc., a Rhode Island corporation and holder of all of the outstanding stock of the Company's operating subsidiaries (the "Predecessor"), was merged with and into the Company. The merger was structured to qualify as a tax-free reorganization pursuant to the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Reorganization"). In connection with the Reorganization, each existing stockholder in the Predecessor received 290 shares of Common Stock in the Company in exchange for each outstanding share of common stock of the Predecessor owned thereby. Mr. DeJordy received 923,650 (1,154,556 following the March 1997 5 for 4 stock split) shares of Common Stock in the Company in exchange for 3,185 shares of the predecessor. Prior to such date, on October 2, 1995, Mr. DeJordy contributed all of the outstanding stock of the Company's operating subsidiaries, CLF2, Inc. and CLF Franchise Corporation, to the Predecessor in exchange for 3,375 shares of common stock of the Predecessor. Prior to that date, on February 9, 1995, three corporations wholly owned by Mr. DeJordy (CLF7, Inc., CLF3, Inc. and CLF9, Inc.) were merged with and into CLF2, Inc. (also wholly-owned by Mr. DeJordy), in a tax free reorganization, and the stock of such non-surviving corporations was canceled.


    On February 28, 1996, Home Loan and Investment Bank provided a term loan (the "Loan") in the principal amount of $350,000 to the Company. The Loan is personally guaranteed by Mr. DeJordy. The Company does not intend to repay the Loan from the proceeds of this Offering unless required to by the Bank.

    From June 1995 through May 1996, the Predecessor conducted a private offering of Common Stock pursuant to Regulation D under the Securities Act to help provide the necessary funds to finance the Predecessor's operations and expansion. The Predecessor sold a total of 999.66 shares at $1000 per share (the equivalent of approximately 290,000 post-Reorganization shares of Common Stock) or 22.4% of the shares of Common Stock currently outstanding, and raised gross proceeds of $999,667 from such sales. Mr. LaFrance, a director of the Company, purchased 100 shares, (29,000 shares following the merger and 36,250 following the March 1997 5 for 4 stock split) under the same terms offered purchasers in such offering.

    During the fiscal year ended September 29, 1996, and the current fiscal year, Messrs. DeJordy and King have agreed to defer payment of a portion of their salaries pending completion of this Offering in order to conserve cash. If the Company raises: (i) at least $1 million but less than $1.5 million in this Offering, 50% of Mr. DeJordy's and Mr. King's salary will be paid currently thereafter; (ii) between $1.5 million and $2.0 million in this Offering, 75% of Mr. DeJordy's and Mr. King's salary will be paid currently thereafter; or (iii)


                                       39






over $2.0 million in this Offering, 100% of Mr. DeJordy's and Mr. King's salary will be paid currently thereafter. In the event the Company raises $1.5 million in gross proceeds, all deferred salary will be paid to Messrs. DeJordy and King over a period of six (6) months in six equal consecutive payments.

    Each of the foregoing transactions were among affiliated parties and necessarily involved conflicts of interest. It is the Company's policy that all transactions between the Company and its affiliated entities, executive officers or directors will be subject to the review and approval of the majority of the Company's directors that do not have an interest in the transaction following all disclosure of any potential or actual conflict, and will be on terms which will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of common stock of the Company as of the date hereof by (i) each of the Company's directors, (ii) each of the Company's executive officers named in the Summary Compensation Table and (iii) all current executive officers and directors of the Company as a group. The common stock is the only class of equity securities of the Company which will be outstanding after the Offering. No other person beneficially owns more than 5% of the outstanding shares of common stock. There are currently 34 stockholders of the Company.


                                                                                  PERCENTAGE     PERCENTAGE
                                                                                     OWNED          OWNED
                                                                   NUMBER OF        BEFORE          AFTER
          NAME AND ADDRESS                      TITLE             SHARES OWNED   THE OFFERING   THE OFFERING
          ----------------                      -----             ------------   ------------   ------------
Thomas W. DeJordy .................    Chairman, CEO             1,154,556(1)        70.7%(1)       41.8%(1)
  216 Weybosset Street                 President and Director
  Providence, RI
Robert G. King ....................    Vice President --            24,167(2)         1.5%            .9%
                                       Finance and Director
Richard LaFrance ..................    Director                     36,250            2.2%           1.3%
                                                                 ---------           ----           ----
All current directors and executive
  officers (3 persons) ............                              1,214,973           74.0%          43.9%
                                                                 =========           ====           ====



-----------
(1) Certain of Mr. DeJordy's relatives also own shares of Common Stock, as to which Mr. DeJordy disclaims beneficial ownership.

(2) Includes 24,167 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date of this Prospectus, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.



                                       40





                            DESCRIPTION OF SECURITIES


COMMON STOCK

    The Company is authorized to issue 9,000,000 shares of Common Stock, par value $.01 per share, of which 1,616,628 shares are currently outstanding. Holders of Common Stock have one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors, will have no cumulative voting rights with respect to any matter, and will be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon liquidation of such corporation, to share ratably in the net assets available for distribution. Shares of Common Stock are not redeemable and have no preemptive, conversion or similar rights. All of the issued and outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, upon receipt of the payment therefor, validly issued, fully paid and nonassessable.

LIMITATIONS ON TRANSFERS OF SHARES

    There is currently no public market for the Company's Common Stock. Although there can be no assurance, the Company expects that, following the Offering, the Common Stock will be traded in the over-the-counter market ("OTC") through the OTC "Electronic Bulletin Board." Even if the Company's Common Stock is quoted on the OTC Electronic Bulletin Board, there can be no assurance that a trading market will develop, or, if developed, will be sustained following the Offering.

    The Company previously applied for listing on the Nasdaq SmallCap Market when this Offering was originally structured as a firm commitment underwriting (See "UNDERWRITING") and intends to reactivate that application when, and if, the Company meets the listing requirements of the Nasdaq SmallCap Market. The principal initial listing requirements, as recently revised by the NASD, include $4,000,000 of net tangible assets, a minimum bid price of $4.00 per share, three market makers, 300 shareholders and two outside directors. No assurance can be given as to when, if ever, the Company's Common Stock will qualify for listing on the Nasdaq SmallCap Market.

COMMON STOCK OPTIONS

    The Company's 1996 Stock Incentive Plan (the "Plan") enables the Company to issue incentive and non-qualified stock options to deserving employees and non-employees who perform services for the Company. Under the Plan, the Company has reserved 500,000 shares of its authorized common stock for option grants. The Company believes that the Plan will enhance its ability to attract and retain key employees and other persons who are in a position to make significant contributions to the Company's success. See "MANAGEMENT -- 1996 Stock Incentive Plan."

    The Company has issued incentive stock options under the Plan to purchase 79,025 shares of Common Stock to certain employees which options are exercisable for $2.76 per share. The Company also has agreed to issue an option for 200,000 shares of Common Stock under the Plan to Mr. DeJordy upon completion of this Offering, at an exercise price equal to the price of the Common Stock offered hereby, provided that the Offering results in at least $3.1 million of gross proceeds or the Company's Common Stock is listed on the NASDAQ Small Cap Marketplace or the Company completes a firm commitment public offering within two years. If the Offering raises less than $3.1 million of gross proceeds but more than $1.5 million, Mr. DeJordy will receive only 100,000 options. Mr. DeJordy will receive no options if less than $1.5 million is raised in this Offering. The options are subject to modification as a result of applicable incentive stock option rules. The Company has also agreed to issue an option for 75,000 shares to Mr. King at an exercise price equal to the price of Common Stock offered hereby provided the Company raises at least $1.5 million in this Offering. See "MANAGEMENT -- Employment Agreements." In addition, the Company has issued nonqualified options to purchase 72,500 shares of Common Stock to certain consultants. Such options are exercisable for $2.76 per share.

UNDERWRITER'S OPTION


    In connection with this Offering, the Company has agreed to sell to the Underwriter and/or its designees, for nominal consideration, an option to purchase from the Company 5% of the number of Shares sold in the Offering (the "Underwriter's Option"). The Underwriter's Option is initially exercisable at a price of $5.60



                                       41





per share of Common Stock (140% of the Offering Price of the Shares) for a period of four years commencing one year from the effective date of this Prospectus and is restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date hereof, except to officers of the Underwriter and by operation of law.

    For the term of the Underwriter's Option, the holder thereof has the opportunity to profit from a rise in the market price of the Company's securities which may result in a dilution of the interest of the stockholders.

    BRIDGE WARRANTS. During 1996, the Company completed a private offering of $600,000 of 12% promissory notes (the "Notes") and common stock purchase warrants (the "Bridge Warrants"). The The Bridge Warrants become exercisable for $.01 per share for a period of 60 days beginning 13 months after the successful completion of this Offering. The Bridge Warrants are exercisable for a total of 112,500 shares of Common Stock in the Company. The Company has agreed to file a registration statement to register the shares acquirable upon exercise of the Bridge Warrants for resale after the successful completion of this Offering. The Bridge Warrants are nontransferable and do not confer upon their holders any voting or other rights as stockholders of the Company.

    PREFERRED STOCK. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the Company's common stock. At present, the Company has no plans to issue any of the Preferred Stock.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

    SECTION 203. In the Certificate of Incorporation, the Company has expressly elected to be governed by Section 203 of the DGCL. Section 203 prevents an "interested stockholder" (defined in Section 203 generally as a person owning 15% or more of a corporation's outstanding voting stock), from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote and not by written consent of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

    ADVANCE NOTICE FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS. The By-Laws of the Company will establish an advance notice procedure with regard to the nomination, other than by or at the direction of its Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure will require that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. If the election inspectors determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any


                                       42





business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. If the Chairman or other officer presiding at a meeting determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Although the By-Laws of the Company do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the By-Laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.


    TRANSFER AGENT. The Company has appointed American Securities Transfer & Trust Incorporated as its Transfer Agent for the Common Stock.



                     SHARES AVAILABLE FOR FUTURE SALE


    FUTURE SALES OF COMMON STOCK. Upon completion of this Offering, there will be 2,741,628 shares of Common Stock outstanding (assuming no exercise of existing options or warrants), of which 1,125,000 shares of Common Stock sold in this Offering will be freely tradable in the United States without restriction under the Securities Act, by persons other than "affiliates" of the Company, as defined under the Securities Act -- if a market for such Shares were to develop (See "RISK FACTORS -- Absence of Public Market"). Of the remaining 1,616,628 shares outstanding, (i) 362,384 shares were issued pursuant to Rule 504 of Regulation D in the Company's 1995-1996 private offering of Common Stock (See "CERTAIN TRANSACTIONS") and would be freely tradable under federal securities laws after this Offering but for a 13 month post-Offering "lock-up" provision contained in the subscription agreements executed by investors in such offering, and (ii) 1,254,244 shares have not been registered under the Securities Act and constitute "restricted securities" under Rule 144 of the Securities Act ("Rule 144"). Ordinarily, under Rule 144, a person holding restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a three-year holding period without any quantity limitation. The Company's Chairman and Chief Executive Officer (Mr. DeJordy) has agreed not to sell any of his 1,154,556 shares of Common Stock, all of which constitute restricted securities, for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. Thereafter, Mr. DeJordy would be eligible to resell such shares, subject to volume limitations and other conditions imposed by Rule 144. With respect to the remaining 99,688 shares of Common Stock which constitute restricted securities, 68,875 shares held by non-affiliates would become eligible for resale under Rule 144 on October 2, 1997 and 30,813 shares held by non-affiliates would become eligible for resale on May 30, 1998, subject to volume limitations and other conditions imposed by Rule 144. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock should a public market develop for such stock as to which there can be no assurance. In addition, the Bridge Warrants will become exercisable for 112,500 shares of Common Stock 13 months after this Offering. Following registration thereof, which the Company is obligated to undertake, resales of such shares could also have a depressive effect on the market price of the Common Stock.





                                       43




                                  UNDERWRITING

    Earnhardt Co., Inc. (the "Underwriter") has agreed, subject to the terms and conditions of an Underwriting Agreement, to use its best efforts as the Company's selling agent to offer up to a maximum of 1,125,000 Shares of Common Stock to the public at the public offering price set forth on the cover page of the Prospectus. The Underwriter has made no commitment to purchase all or any part of the Shares offered hereby. The Underwriter has agreed to use its best efforts to find purchasers for the Shares offered hereby from the date of this Prospectus through June 30, 1997, at the discretion of the Company for up to an additional 120 days.

    As compensation for its services as Underwriter, the Company has agreed to pay the Underwriter a 10% cash commission on all sales of Shares sold in the Offering. The Company has also agreed to issue to the Underwriter, an option
(the "Underwriter's Option"), which confers the right to purchase shares of Common Stock equal to 5% of the number of Shares sold in the Offering. The Underwriter's Option is initially exercisable at the price (the "Exercise Price") of $5.60 per Share (140% of the public offering price of the Shares) for a period of four years commencing one year from the effective date of this Prospectus. The Underwriter's Option contains provisions providing for adjustment of the Exercise Price and the number and type of securities issuable upon the exercise thereof upon the occurrence of certain events. Mr. Diamond, a principal of the Underwriter, also received 8,014 shares of Common Stock and 21,655 option shares in connection with a previous offering by the Company which, under applicable rules, is considered compensation in connection with this Offering.

    The Underwriter has advised the Company that it may reallow all or a portion of such cash commission and the Underwriter's Option to other dealers who participate in the Offering, if any. The Underwriter shall also be reimbursed by the Company for its reasonable, actual accountable out-of- pocket expenses not to exceed $12,000.

    Certain principal stockholders and the Company have agreed that, for a period of 13 months from the date of this Prospectus, they will not sell any securities (except for shares of Common Stock issued pursuant to exercise of options which may be granted under the Plan) without the Underwriter's prior written consent, which shall not be unreasonably withheld.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

    The foregoing is a brief summary of all material provisions of the Underwriting Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Underwriting Agreement is on file with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

    This Offering was originally structured as a "firm commitment" offering with a different underwriter. As a result of the termination by that underwriter of its involvement as managing underwriter and because of the substantial delay involved in finding a new firm commitment underwriter, the Company engaged Earnhardt Co., Inc. as a "best efforts" underwriter. The Company, in connection with the original firm commitment underwriting, applied for listing of the Shares on the Nasdaq SmallCap Market and intends to reactivate such application at such time as it may be able to comply with the SmallCap listing standards, as to which there can be no assurance. See "DESCRIPTION OF SECURITIES -- Limitations on Transfers of Shares." In addition, the Company may seek to amend this Offering at such time as the Company can engage a firm commitment underwriter to complete the sale of any unsold Shares. There can be no assurance that any such firm commitment underwriting will develop, regardless of the progress of this Offering.

    Prior to the Offering, there has been no public market for any of the Company's securities and there can be no assurance that such a market will develop in the immediate future. The initial public offering price of the Shares has been determined by consultations between the Company and the Underwriter, with due consideration given to the pricing of the Offering resulting from negotiations with the former "firm commitment" underwriter. The Offering price of the Shares is not


                                       44




necessarily  related to the  Company's  assets,  earnings,  or book value or any other established criteria of value. Factors considered in determining the Offering price of the Shares included estimates of business potential, historical earnings, future prospects, gross proceeds to be raised, percentage of stock owned by officers and directors on the date hereof, the type of business in which the Company engages, and an assessment of the Company's management. The foregoing factors were evaluated in light of the existing state of the securities market.

                                  LEGAL MATTERS

    The validity of the Securities offered hereby will be passed upon for the Company by Duffy & Sweeney, 300 Turks Head Building, Providence, Rhode Island 02903. Michael F. Sweeney, Esquire, a partner in the law firm of Duffy & Sweeney, is Secretary of the Company. Gordon A. Carpenter, Esq., 91 Friendship Street, Providence, RI has acted as counsel to the Underwriter in connecton with the Offering.

                                     EXPERTS

    The financial statements of Cafe La France, Inc. as of September 29, 1996 and for the year ended September 29, 1996 and the nine-month period ended October 1, 1995 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and to the Securities offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document summarize only the material provisions thereof and are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates by writing to the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

    The Company will provide without charge to each person who receives a copy of the Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including exhibits to the information that was incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be made to should be directed to Thomas W. DeJordy, President, 216 Weybosset Street, Providence, Rhode Island 02903, telephone (401) 453-2233.

    Prior to this Offering, the Company has not been a reporting company under the Securities Exchange Act of 1934, as amended. Subsequent to this Offering, the Company intends to furnish to its stockholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law.



                                       45







                           CAFE LA FRANCE, INC.
                       INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                              -----

             Independent Auditors' Report                                                                     F-2

             Consolidated Balance Sheet as of September 29, 1996, and as of December 29, 1996
               (unaudited)                                                                                    F-3

             Consolidated  Statements of Income for the Year Ended September 29,
               1996 and Nine  Months  Ended  October 1, 1995,  and for the Three
               Months Ended December 29, 1996 and December 31, 1995 (unaudited)                               F-4

             Consolidated Statements of Stockholders' Deficit for the Year Ended
               September 29, 1996 and Nine Months Ended October 1, 1995, and for
               the Three Months Ended December 29, 1996 and December 31, 1995 (unaudited)                     F-5

             Consolidated  Statements of Cash Flows for the Year Ended September
               29, 1996 and Nine Months Ended October 1, 1995, and for the Three
               Months Ended December 29, 1996 and December 31, 1995 (unaudited)                               F-6

             Notes to Financial Statements                                                                    F-7


                                    F-1



                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
 CAFE LA FRANCE, INC.

    We have audited the accompanying consolidated balance sheet of Cafe La France, Inc. and subsidiaries as of September 29, 1996 and the related consolidated statements of income, shareholders' deficit and cash flows for the year ended September 29, 1996 and the nine-months ended October 1, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cafe La France, Inc. and subsidiaries as of September 29, 1996 and the results of their operations and their cash flows for the year ended September 29, 1996 and the nine-months ended October 1, 1995 in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         KPMG PEAT MARWICK LLP


Providence, Rhode Island
November 7, 1996, except as to notes 7, 11 and 13, which are as of March 10, 1997


                                    F-2



                              CAFE LA FRANCE, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                    SEPTEMBER 29,       DECEMBER 29,
                                                                                                        1996                1996
                                                                                                    -----------         ------------

                                                                                                                         (Unaudited)
                                    ASSETS
Current assets (note 5):
   Cash                                                                                              $     5,695        $     5,313
   Accounts receivable, less allowance for doubtful accounts of $19,000 at
   September 29, 1996 and $20,500 at December 29, 1996 (unaudited) (note 2)                               16,569             16,359
   Notes receivable from franchisees -- current portion                                                   19,185             18,730
   Inventories                                                                                            45,284             64,220
   Prepaid expenses                                                                                       15,784             61,422
   Prepaid initial public offering costs                                                                  41,440            128,688
   Preopening costs                                                                                        1,262                818
                                                                                                     -----------        -----------
      Total current assets                                                                               145,219            295,550
                                                                                                     -----------        -----------
Property and equipment (note 5):
  Equipment and store furnishings                                                                        591,286            603,599
  Office furniture and fixtures                                                                           30,909             31,017
  Leasehold improvements                                                                                 156,699            167,366
  Vehicles                                                                                                16,609             16,609
                                                                                                     -----------        -----------
                                                                                                         795,503            815,591
Less accumulated depreciation                                                                            156,986            178,232
                                                                                                     -----------        -----------
      Net property and equipment                                                                         638,517            640,359
                                                                                                     -----------        -----------
Other assets (note 5):
  Notes receivable from franchisees -- long term portion                                                  32,946             29,242
  Operating rights, net of accumulated amortization of $4,985 at September 29,
   1996 and $5,724 at December 29, 1996 (unaudited)                                                       24,570             23,831
  Loan origination costs                                                                                  10,281             10,008
  Deposits                                                                                                34,121             39,138
                                                                                                     -----------        -----------
      Total other assets                                                                                 101,918            102,219
                                                                                                     -----------        -----------
      Total assets                                                                                      $885,654         $1,038,128
                                                                                                     ===========        ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Deferred franchise fee                                                                                  $5,000             $5,000
  Notes payable (note 3)                                                                                 193,293            623,678
  Current installments of long-term debt (note 5)                                                         36,715             38,192
  Current installments of obligation under capital leases (note 4)                                        48,141             44,433
  Trade accounts payable                                                                                 208,552            197,359
  Income taxes payable (note 6)                                                                              750                250
  Accrued expenses                                                                                       293,119            309,816
                                                                                                     -----------        -----------
      Total current liabilities                                                                          785,570          1,218,728
                                                                                                     -----------        -----------
Long-term liabilities:
  Long-term debt, excluding current installments (note 5)                                                332,424            321,577
  Obligations under capital leases, excluding current installments (note 4)                               63,450             55,181
  Deferred credits (note 4)                                                                               22,888             27,199
                                                                                                     -----------        -----------
      Total liabilities                                                                                1,204,332          1,622,685
                                                                                                     -----------        -----------
Stockholders' deficit (notes 5, 7 and 11):
  Preferred stock $.01 par value. Authorized 1,000,000 shares; none issued                                    --                 --
  Common stock $.01 par value. Authorized 9,000,000 shares; issued and outstanding
   1,616,628 shares                                                                                       16,166             16,166
  Additional paid-in capital                                                                             932,025            962,025
  Accumulated deficit                                                                                 (1,266,869)        (1,562,748)
                                                                                                     -----------        -----------
      Total stockholders' deficit                                                                       (318,678)          (584,557)
                                                                                                     -----------        -----------
Commitments and contingencies (notes 4 and 11)
      Total liabilities and stockholders' deficit                                                    $   885,654        $ 1,038,128
                                                                                                     ===========        ===========



       See accompanying notes to consolidated financial statements.

                                    F-3



                              CAFE LA FRANCE, INC.
                        CONSOLIDATED STATEMENTS OF INCOME


                                                        YEAR ENDED        NINE MONTHS         THREE MONTHS ENDED
                                                       SEPTEMBER 29,   ENDED OCTOBER 1,    ------------------------
                                                        ----------        ----------      December 29,  December 31,
                                                           1996              1995             1996          1995
                                                         ----------        ----------      ----------    ----------
                                                                                                 (Unaudited)

Income:
   Sales from Company-owned restaurants                 $  2,101,283      $ 1,429,696     $   621,320   $   523,958
   Franchise revenues (note 2)                               97,470            37,466          13,707        56,470
                                                         ----------        ----------      ----------    ----------
       Total income                                       2,198,753         1,467,162         635,027       580,428
                                                         ----------        ----------      ----------    ----------
Costs and expenses:
   Cost of sales                                            884,068           607,995         236,089       240,808
   Restaurant operating expenses                          1,220,888           792,720         409,029       289,069
   General and administrative expenses                      641,879           510,895         191,335       118,890
   Depreciation and amortization                             68,519            43,564          47,306        16,012
                                                         ----------        ----------      ----------    ----------
       Total costs and expenses                           2,815,354         1,955,174         883,759       664,779
                                                         ----------        ----------      ----------    ----------
       Loss from operations                                (616,601)         (488,012)       (248,732)      (84,351)
Other income (expense):
   Interest income                                            6,945             5,207           1,970         1,680
   Interest expense                                         (62,901)          (34,053)        (48,367)      (12,683)
                                                         ----------        ----------      ----------    ----------
       Net loss before income taxes                        (672,557)         (516,858)       (295,129)      (95,354)
Income taxes (note 6)                                           750               500             750           750
                                                         ----------        ----------      ----------    ----------
Net loss                                                $  (673,307)      $  (517,358)    $  (295,879)  $   (96,104)
                                                        ============      ============    ============  ============
Loss per share                                           $     (.38)                      $      (.17)  $      (.05)
                                                        ============                      ============  ============
Weighted average shares outstanding                       1,775,820                         1,775,820     1,775,820
                                                        ============                      ============  ============
Pro forma data -- unaudited (note 12)
Historical net loss as above                            $  (673,307)      $  (517,358)
   Pro forma salary adjustment                              --                (50,000)
                                                        -----------       -----------
       Pro forma net loss                               $  (673,307)      $  (567,358)
                                                        ===========       ===========



       See accompanying notes to consolidated financial statements.

                                    F-4



                              CAFE LA FRANCE, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                                            ADDITIONAL                     TOTAL
                                                  PREFERRED      COMMON      PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                    STOCK         STOCK      CAPITAL       DEFICIT        DEFICIT
                                                  ----------    ---------   ----------   -----------    -----------

Balance December 31, 1994                        $    --            9,788       43,923       (43,877)         9,834
   Net loss                                           --           --           --          (517,358)      (517,358)
   Dividends and distributions to stockholders        --           --           --           (32,327)       (32,327)
                                                  ----------    ---------   ----------   -----------    -----------
Balance October 1, 1995                               --            9,788       43,923      (593,562)      (539,851)
   Net loss                                           --           --           --          (673,307)      (673,307)
   Issuance of stock                                  --            3,145      891,335       --             894,480
   Five-for-four stock split                          --            3,233       (3,233)      --             --
                                                  ----------    ---------   ----------   -----------    -----------
Balance September 29, 1996                            --           16,166      932,025    (1,266,869)      (318,678)
   Issuance of warrants in connection with bridge
     financing                                        --           --           30,000       --              30,000
   Net loss                                           --           --           --          (295,879)      (295,879)
                                                  ----------    ---------   ----------   -----------    -----------
Balance December 29, 1996 (unaudited)            $    --           16,166      962,025    (1,562,748)      (584,557)
                                                 ===========    =========   ==========  ============    ===========



       See accompanying notes to consolidated financial statements.

                                    F-5



                           CAFE LA FRANCE, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                          YEAR ENDED       NINE MONTHS        THREE MONTHS ENDED
                                                                         SEPTEMBER 29,   ENDED OCTOBER 1, --------------------------
                                                                         ------------      ------------   December 29,  December 31,
                                                                            1996              1995           1996           1995
                                                                         ------------     ------------     ----------    ----------

                                                                                                                  (Unaudited)
Cash flows from operating activities:
   Net loss                                                               $(673,307)      $(517,358)      $(295,879)       $(96,104)
   Adjustments to reconcile net loss to net cash flow used
     in operating activities:
       Depreciation                                                          63,129          35,868          21,245          13,274
       Amortization                                                           5,390           7,696          26,061           2,737
       Loss on uncollectible notes receivable (note 9)                           --          68,409              --              --
       Decrease (increase) in accounts receivable                             1,361          (3,830)            208         (29,604)
       Increase in inventory                                                (21,111)        (16,173)        (18,936)             --
       Decrease in prepaid expenses                                          41,581          52,388          19,902           3,490
       Increase in preopening costs                                          (1,262)             --              --              --
       Increase in operating rights                                          (1,955)        (27,600)             --          (1,955)
       Increase in deposits                                                  (8,626)        (16,965)         (5,016)         (1,838)
       (Decrease) increase in deferred franchise fee                        (25,000)         30,000              --         (25,000)
       (Decrease) in franchise deposit                                           --              --              --         (15,000)
       (Decrease) increase in accounts payable                              (68,710)        155,301         (14,550)       (206,650)
       Increase in accrued liabilities                                        1,939         206,718          20,227          21,594
       Increase (decrease) in accrued income taxes                              750              --            (500)            750
       Increase in deferred credits                                          12,269           2,601           4,311           1,038
                                                                          ---------       ---------       ---------       ---------
          Net cash used in operating activities                            (673,552)        (22,945)       (242,927)       (333,268)
Cash flows from investing activities:
   Capital expenditures                                                    (268,898)       (192,558)        (23,088)        (45,226)
   Loans made on notes receivable                                                --         (15,915)             --              --
   Payments received on notes receivable                                     16,368           8,916           4,159           2,617
                                                                          ---------       ---------       ---------       ---------
          Net cash used in investing activities                            (252,530)       (199,557)        (18,929)        (42,609)
Cash flows from financing activities:
   Proceeds from issuance of notes payable                                  207,491          23,865         600,000          49,705
   Principal payments on notes payable                                       (8,573)         (6,871)       (169,816)        (87,500)
   Proceeds from issuance of long term debt                                 350,000         425,000              --              --
   Principal payments on long-term debt                                    (431,243)       (173,955)         (9,341)           (627)
   Principal payments on capital lease obligations                          (28,014)         (9,847)        (11,978)         (3,234)
   Stockholder distributions                                                     --         (32,327)             --              --
   Proceeds from issuance of stock, net                                     894,480              --              --         420,648
   Increase in prepaid initial public offering costs                        (41,440)             --         (87,248)             --
   Debt issuance costs                                                      (10,918)         (4,825)        (60,143)             --
                                                                          ---------       ---------       ---------       ---------
          Net cash provided by financing activities                         931,783         221,040         261,474         378,992
   Increase (decrease) in cash                                                5,701          (1,462)           (382)          3,115
   Cash at beginning of period                                                   (6)          1,456           5,695              (6)
                                                                          ---------       ---------       ---------       ---------
   Cash at end of period                                                  $   5,695       $      (6)      $   5,313       $   3,109
                                                                          =========       =========       =========       =========
Supplemental disclosure of cash flow information:
   Interest paid                                                          $  57,270       $  34,053       $  24,104       $  11,941
                                                                          =========       =========       =========       =========
Income taxes paid                                                         $     250       $     500       $   1,250       $      --
                                                                          =========       =========       =========       =========
Noncash financing and investing activities:


  Capital lease obligations of $102,393 and $32,738 were incurred in 1996 and 1995, respectively, when the Company entered into leases for new machinery and equipment.

  In connection with the issuance of notes payable, the Company issued warrants with a value of $30,000.

       See accompanying notes to consolidated financial statements.

                                    F-6


                              CAFE LA FRANCE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

    Cafe La France, Inc. (the Company) operates Company-owned restaurants and sells franchise rights to operate restaurants through its two wholly-owned subsidiaries (note 7c). As of September 29, 1996 and October 1, 1995, the
Company had ten Company-owned restaurants and seven and five franchised restaurants, respectively, the majority of which are located in the Rhode Island area.

 (b) Franchise Revenues

    Franchise agreements are executed for each franchised restaurant and provide the terms of the franchise arrangement between the Company and the franchisee. The franchise agreement requires the franchisee to pay an initial, non-refundable franchise fee plus continuing royalties based upon a percentage of restaurant sales. Other fees may be charged to cover the costs of advertising, audit and accounting fees, transfer fees and training. The franchisor is obligated to provide initial training and other management services such as menu selections, provision of supplier contacts, and the non-exclusive use of the trademark within an exclusive territory as mutually agreed upon by the franchisor and franchisee as governed by the franchise agreement.

    Initial franchise fees are recognized as revenue when the Company performs substantially all initial services required by the franchise agreement, which generally occurs shortly after restaurant opening. Continuing royalties are recognized as earned with an appropriate provision for estimated uncollectible amounts. Initial franchise fees received applicable to restaurants for which substantially all initial services required by the franchise agreement have not been performed are recorded as deferred franchise fees in the accompanying balance sheet.

    Deferred initial franchise fees that are expected to be recognized within 12 months of the balance sheet date are classified as current portion of deferred franchise fees in the accompanying balance sheet.

 (c) Cash and Cash Equivalents

    Cash and cash equivalents include all cash balances and highly liquid investments purchased with a maturity to the Company of three months or less.

 (d) Inventories

    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

 (e) Operating Rights

    Operating rights, which represent the excess of purchase price over fair value of net assets acquired, are amortized on a straight-line basis over 10 years. The Company periodically assesses the recoverability of this intangible asset by determining whether the amortization of the operating rights balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of operating rights impairment, if any, is measured based on projected future operating cash flows discounted at a rate commensurate with the risks involved. The assessment of the recoverability of the operating rights will be impacted if estimated future operating cash flows are not achieved.

                                    F-7



                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 (f) Preopening Costs

    Direct, incremental restaurant pre-opening costs, comprised primarily of the cost of hiring and training restaurant employees, are amortized over the initial 12 months of a restaurant's operations.

 (g) Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets for financial reporting purposes. Leasehold improvements are amortized on a straight-line basis over the lesser of the remaining lease term, including renewal periods when the Company intends to exercise renewal options, or the estimated useful life of the asset.

 (h) Advertising and Promotion

    Expenses Advertising costs are expensed during the year in which they are incurred. Promotion costs are expensed over the period of the promotional event. Advertising expense was $5,953 and $7,092 for the year ended September 29, 1996 and the nine month period ended October 1, 1995, respectively. Included in prepaid assets at September 29, 1996 is $12,902 of printed promotional brochures used in on-going promotional programs.

 (i) Income Taxes

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Prior to October 2, 1995, each of the existing legal entities included in the Company had elected those provisions of the Internal Revenue code (Subchapter S) and state laws which provide for the income of the Company to be taxed at the stockholder level. During the period ended October 1, 1995 no income tax expense or benefit was recorded by the Company other than state minimum tax.

 (j) Loss Per Share


    Loss per share for the year ended September 29, 1996 is based on the average number of shares of common stock and common stock equivalents outstanding, using the treasury stock method, during the year after giving effect to a 290-for-1 stock exchange in connection with a merger on October 25, 1996 and a five-for-four stock split to be effected as a dividend declared on March 6, 1997 (note 7c). Common stock equivalents include shares issuable upon exercise of outstanding stock options and warrants. In addition, pursuant to SEC Staff Accounting Bulletin 83, common stock options and warrants granted and shares issued during the 12 months immediately preceding the offering date at a price below the proposed offering price of the Company's initial public offering are reflected in the earnings per share calculation as if they had been outstanding for the full year (using the treasury stock method and the proposed initial public offering price). For purposes of this calculation, common stock equivalents totaled 159,192 incremental shares under the treasury stock method.

    Weighted average shares outstanding used in the loss per share calculation were 1,775,820.


                                    F-8



                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

 (k) Use of Estimates

    The preparation of financial statements in accordance with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

 (l) Fiscal Periods

    Prior to October 2, 1995, the Company's financial reporting was done on a calendar basis. Effective October 2, 1995, the Company changed to a 52/53-week fiscal year comprised of four thirteen-week periods ending the Sunday closest to September 30.

(2) FRANCHISE FEE REVENUE


    Franchise revenues consist of the following:




                                                     NINE MONTHS        THREE MONTHS ENDED
                                      YEAR ENDED        ENDED           --------------------
                                    SEPTEMBER 29,     OCTOBER 1,     December 29,    December 31,
                                         1996            1995            1996            1995
                                    -------------    ------------    ------------    ------------
                                                                               (Unaudited)
Initial franchise fees              $       45,000    $    15,000   $  --           $     45,000
Royalty revenue                             52,470         22,466         13,707          11,470
                                     -------------    -----------   ------------    ------------
   Total                            $       97,470    $    37,466   $     13,707    $     56,470
                                    ==============    ===========   ============    =============

    The associated franchise receivables included within accounts receivable in the accompanying balance sheets are as follows:

                                                             SEPTEMBER 29,     DECEMBER 29,
                                                                 1996              1996
                                                             ------------    ---------------
                                                                               (UNAUDITED)
Royalty receivables                                         $       17,660   $     18,996
Less allowance for doubtful accounts                                10,000         11,500
                                                             -------------   ------------
                                                            $        7,660   $      7,496
                                                            ==============   ============


(3) NOTES PAYABLE

    The Company has short-term notes payable outstanding of $123,477 relating to the purchase of various equipment and leasehold improvements. Interest rates on these notes range from 10%-15%, and they are all due within one year of September 29, 1996. The Company also has an amount outstanding of $69,816 relating to an unsecured promissory note. Interest on this note is 15%. The note is due the earlier of March 19, 1997, or ten days after the successful completion of an initial public offering by the Company (note 11).

(4) LEASES

    The Company leases certain equipment under capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases, and accordingly, it is recorded in the Company's assets and liabilities. The amount shown as property and equipment is $153,543 with related accumulated depreciation of $29,575.

                                    F-9




                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) LEASES -- (CONTINUED)

    The Company leases several restaurant facilities under noncancelable operating leases. These leases generally contain renewal options for periods ranging from 5 to 15 years and require the Company to pay executory costs such as maintenance and insurance. Rent expense for operating leases aggregated $259,445 and $180,943 for the year ended September 29, 1996 and the period ended October 1, 1995, respectively.

    Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year and future minimum capital lease payments as of September 29, 1996 are:

                                                                           CAPITAL         OPERATING
YEAR ENDING:                                                               LEASES           LEASES
--------------                                                          -------------    -------------
  1997                                                                 $       60,186   $      283,308
  1998                                                                         49,346          260,749
  1999                                                                         22,947          205,203
  2000                                                                       --                183,291
  2001                                                                       --                176,676
  Thereafter                                                                 --                870,262
                                                                        -------------    -------------
       Total minimum lease payments                                           132,479   $    1,979,489
                                                                        -------------    -------------
  Less amount representing interest                                            20,888
                                                                        -------------
  Present value of minimum capital lease payments                             111,591
  Less current installments of obligations under capital leases                48,141
                                                                        -------------
  Obligations under capital leases, excluding current installments     $       63,450
                                                                       ==============

    Deferred credits in the accompanying balance sheet represent accruals for escalating rental payments on operating leases.

(5) LONG-TERM DEBT

Long-term debt at September 29, 1996 consists of the following:

 Term loan payable to bank, secured by substantially all of the assets of the Company, with monthly principal payments through February 2006, interest at the prime rate
   plus 2.75%                                                                            $       342,923
 Installment note secured by equipment, payable in monthly installments through March
   1998 at an interest rate of 15%                                                                14,560
 Installment note secured by vehicle, payable in monthly installments through February
   1999 at an interest rate of 9.99%                                                              11,656
                                                                                            ------------
    Total long-term debt                                                                         369,139
    Less: current installments                                                                    36,715
                                                                                           -------------
    Long-term debt, excluding current installments                                       $       332,424
                                                                                         ===============

    The prime rate at September 29, 1996 was 8.25%.

    The term loan payable to bank contains restrictions on the payment of dividends without the bank's prior written consent.

    The aggregate maturities of long-term debt for each of the five years subsequent to September 29, 1996 are as follows: 1997 -- $36,715; 1998 -- $35,501; 1999 -- $29,492; 2000 -- $30,706; 2001 -- $30,304; and thereafter
$206,421.

                                   F-10



                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) INCOME TAXES

    Effective October 2, 1995, the Company adopted FASB Statement No. 109, Accounting for Income Taxes. Prior to October 2, 1995, each of the existing legal entities included in the Company had elected those provisions of the Internal Revenue code (Subchapter S) and state laws which provide for the income of the Company to be taxed at the stockholder level. The Company terminated the S corporation elections as of October 2, 1995, and is subject to federal and state income taxes. Management anticipates the filing of consolidated federal and state returns. The income tax provision is based on consolidated filings.

    The provision for income taxes attributed to earnings before income tax are:








                                                          NINE MONTHS       THREE MONTHS ENDED
                                           YEAR ENDED        ENDED          ------------------
                                         SEPTEMBER 29,    OCTOBTER 1,    December 29, December 31,
                                              1996           1995            1996         1995
                                         -------------   ------------       -------    ---------
                                                                                (Unaudited)
Current:
   Federal                               $  --            $  --            $  --          $ --
   State                                   750              500              750           750
                                          ----             ----             ----          ----
                                           750              500              750           750
                                          ====             ====             ====          ====
Deferred:
   Federal                                  --               --               --            --
   State                                    --               --               --            --
                                          ----             ----             ----          ----
                                          ----             ----             ----          ----
       Total Provision                    $750             $500             $750          $750
                                          ====             ====             ====          ====


    A reconciliation of the statutory United States federal income tax rate to the Company's effective income tax rate is as follows:






                                                                     NINE MONTHS      THREE MONTHS ENDED
                                                      YEAR ENDED        ENDED         ------------------
                                                    SEPTEMBER 29,    OCTOBER 1,    December 29,    December 31,
                                                         1996           1995           1996            1995
                                                    -------------   ------------   ------------    ------------
                                                                                             (Unaudited)
Federal statutory income tax rate                              34%            34%            34%             34%
State income taxes, net of Federal benefit               --              --             --              --
Effect of S corporation elections                        --                  (34)       --                  (34)
Valuation reserve                                             (34)       --                 (34)        --
                                                    -------------   ------------   ------------    ------------
Effective tax rate                                       --              --             --              --
                                                    =============   =============  =============   =============

    All earnings of the Company before tax are from domestic sources. The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are:


                                                                SEPTEMBER 29,    DECEMBER 29,
                                                                    1996             1996
                                                                -------------    -------------
                                                                                    (Unaudited)
Assets:
   Deferred rent expense                                       $        5,276  $        7,130
   Settlement reserve                                                   6,267            4,977
   Bad debt reserve                                                     8,170            8,815
   Net operating loss carry-forwards                                  339,543          473,391
                                                                -------------    -------------
   Gross deferred tax assets                                          359,256          494,313
   Less valuation reserve                                             320,714          447,875
                                                                -------------    -------------
   Net deferred tax assets                                             38,542           46,438
Liabilities:
   Excess tax depreciation                                             28,486           36,130
   Conversion from accrued to cash basis for tax purposes              10,056           10,308
                                                                -------------    -------------
   Gross deferred tax liability                                        38,542           46,438
                                                                -------------    -------------
   Net deferred tax asset                                      $      --        $      --
                                                               ==============   ===============


                                   F-11





                           CAFE LA FRANCE, INC.
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) INCOME TAXES -- (CONTINUED)

    At September 29, 1996 deferred tax assets and non-current deferred tax liabilities were $0. The valuation reserve against gross deferred tax assets increased by $320,714 for the year ended September 29, 1996. The valuation reserve at September 29, 1996 is $320,714. (Continued)

    Unused net operating loss of approximately $780,000 will expire primarily during fiscal year end September 2011 and September 2001 for federal and state purposes, respectively.

(7) STOCKHOLDERS' EQUITY

 (a) Sale of Common Stock


    During fiscal year 1996 the Company sold 1,085 (393,189 after effect of the reorganization and stock split (note 7c)) shares of common stock of Cafe la france, Inc. as part of a private offering, for proceeds net of expenses of $894,480.


 (b) Preferred Stock

    The Company has 2,000 authorized shares of preferred stock at a par value of $.01. No shares were issued and outstanding at September 29, 1996. In connection with the reorganization (note 7c) the Company authorized 1,000,000 shares of preferred stock.


 (c) Reorganization and Stock Split

    Effective October 25, 1996, Cafe la france, Inc. a Rhode Island corporation owning 100% of CLF2, Inc. and CLF Franchise Corporation, the Company's operating subsidiaries, was merged with Cafe La France, Inc., a Delaware corporation. On that date, each share of the stock in the Rhode Island corporation was exchanged for 290 shares of common stock of Cafe La France, Inc., the Delaware corporation. On March 6, 1997, the Company declared a five-for-four stock split to be effected as a dividend. Except for the common stock balance at October 1, 1995 and prior, all share and per share data presented in the accompanying consolidated financial statements have been restated to reflect the increased number of authorized and outstanding shares of common stock.


 (d) Warrants

    In connection with the bridge financing (note 11) the Company issued a warrant to purchase shares of common stock with each financing unit sold. The number of shares to be received under the warrant is determined by dividing 75% of the amount of each note by the price per share of common stock offered to the public in an initial public offering. Each warrant shall become exercisable for a period of 60 days commencing thirteen months after the successful completion of an initial public offering of common stock by the Company at an exercise price of $.01 per share.

 (e) Stock Option Plans


    In September 1996 the Board of Directors and shareholders established a qualified Employee Stock Option Plan (the Plan) which provides for a maximum of 500,000 shares of common stock options to be granted to employees. Incentive stock options to purchase 79,025 shares at $2.76 per share (the fair market value at date of grant) have been granted to employees under the Plan (after effect of stock split (note 7c)). The options vest over a three year period. Under the Plan, no options are exercisable for a period of more than ten years after date of grant. No options are exercisable at September 29, 1996.

    The Company has also issued 72,500 non-qualified options to purchase shares at $2.76 per share (the fair market value at date of grant) to two non-employee consultants in connection with a private placement offering made by the Company during 1996 (after effect of stock split (note 7c)). The options vested immediately. No options have been exercised at September 29, 1996.


                                   F-12




                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(8) FINANCIAL INSTRUMENTS

    The carrying values of the Company's long-term debt approximates their fair values based on current interest rates of similar instruments and the majority of the long-term debt fluctuating with the prime rate of interest. The carrying values of the Company's other financial instruments at September 29, 1996, including cash, accounts receivable, other current assets, accounts payable, and accrued expenses approximate their fair values because of their short maturity.

(9) RELATED PARTY TRANSACTION

    During 1995 the Company held a note receivable from a former president of the Company. The note receivable in the amount of $37,772, was deemed uncollectible and included as general and administrative expenses for the nine months ended October 1, 1995. The Company also had notes receivable from two franchisees, totaling $30,637, that were deemed uncollectible and expensed during the nine months ended October 1, 1995.

(10) DEPENDENCE ON SUPPLIERS

    The Company purchases all of its coffee products and most of its food products from three main suppliers. The Company does not have any written supply agreements with any of its suppliers. Although the Company believes its suppliers have sufficient capacity to meet any increase in demand resulting from the Company's growth strategy, a disruption in supply or degradation in quality could have an adverse impact on the Company's business and financial results.

(11) SUBSEQUENT EVENTS


    Subsequent to September 29, 1996, the Company obtained financing in the form of unsecured promissory notes amounting to $154,063, bearing interest at 15% per annum. The notes were due upon the earlier of (i) six months from the date of the note, or (ii) ten days after the successful completion of an initial public offering of common stock by the Company. The note payable of $69,816 at September 29, 1996 (note 3) as well as the notes amounting to $154,063 were prepaid without penalty with a portion of the proceeds of a bridge financing in the amount of $600,000 closed by the Company in October and November 1996. The bridge financing consisted of units of subordinated, unsecured promissory notes in the principal amount of $25,000 each, bearing interest at the rate of 12% per annum, and a non-transferable warrant exercisable for that number of shares of the Company's common stock determined by dividing 75% of the amount of each note by the price per share of the Company's common stock offered to the public in an initial public offering of common stock by the Company. The principal and interest payable under the notes are payable upon the earlier of (i) one year from the date of each note, or (ii) ten days after the successful completion of a firm commitment initial public offering of common stock by the Company. The warrants were valued at $30,000 and the associated original issue discount of the notes are being amortized to interest expense.


    On November 30, 1996,the Company revoked the franchise license of one of its franchisees. The Company is currently operating the location. On December 1, 1996, the Company closed its commissary. The commissary derived revenue and incurred expenses primarily from the sale of food to franchises and intercompany food sales and purchasing. Company owned restaurants and franchisees will purchase food products from Cafe La France approved vendors based upon an approved product listing on a go forward basis. On March 1, 1997, the Company owned store adjacent to the commissary was franchised by the Company and the entire space occupied by the store and commissary was subleased by the Company to a franchisee.


                                   F-13





                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(11) SUBSEQUENT EVENTS -- (CONTINUED)

    On December 13, 1996, the President of the Company entered into an escrow agreement whereby if the Company does not meet or exceed specific net earnings goals in fiscal years 1998, 1999 and 2000, 300,000 shares owned by the president, which are currently in escrow, will be permanently transferred to the Company for a price of $.01 per share. In connection with the termination of an agreement with an underwriter regarding an initial public offering by the Company, the escrow agreement required by the former underwriter was terminated. On March 5, 1997, the shares were returned to the President of the Company.

    On February 11, 1997, the Company received notification from an underwriter of the termination of an agreement with the Company to undertake a role as managing underwriter in a proposed initial public offering of the Company. In connection with this termination, the Company is liable for certain out-of-pocket expenses incurred by the former underwriter, which are not considered material.

    On February 21, 1997, the Company entered into an operating lease agreement for a restaurant facility. The lease term commences upon the eviction of a current tenant and performance of certain renovations to the property by the lessor and continues through January 31, 2008 with a minimum annual base rent of $83,320. In the event the lessor is unable to complete the above requirements on or before September 1, 1997, the Company and lessor have the right to terminate the lease upon thirty days prior written notice to the other party.

    On March 4, 1997, CLF 2, Inc. a wholly owned subsidiary of the Company, entered into a loan agreement with a third party in the amount of $165,000 inclusive of interest. This loan is collateralized by a security interest in the Company's assets used in one of its stores and the rights to operate a franchise at such location, and a limited guaranty from the President of the Company secured by a pledge of an amount of his stock in the Company. In the event of default, the lender will be entitled to enter into a franchise agreement with CLF Franchise Corporation, also a wholly owned subsidiary of the Company, for operation of a franchise at the store location offered as collateral, and the Company will waive the $15,000 initial franchise fee for this location. In connection with this agreement, CLF Franchise Corporation has also agreed to waive the applicable $15,000 initial franchise fee for one other franchise location that is opened by the lender prior to March 4, 1998. In February and March 1997, the Company obtained two short term unsecured loans from non-affiliates aggregating $20,000 in principal and interest at the rate of 12% per annum, which notes are due 90 days from their respective dates of issuance.

(12) PRO FORMA ADJUSTMENT TO THE FINANCIAL STATEMENTS

    A pro forma adjustment has been made to the results of the nine months ended October 1, 1995 to reflect additional compensation expense which would be deemed to be paid to the President of the Company for that year.

(13) LIQUIDITY

    The  Company's   consolidated   financial  statements  for  the  year  ended
September 29, 1996, have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $673,307 for the year ended September 29, 1996, and had an accumulated deficit of $1,266,869 at September 29, 1996. The Company also had a working capital deficit at September 29, 1996 of $640,351. Management recognizes that the Company must generate additional resources or consider modifications to its current business or other reductions in its operating costs to enable it to continue operations with available resources. Management's plans include an
initial  public   offering  of  the  Company's


                                      F-14


                              CAFE LA FRANCE, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



(13) LIQUIDITY -- (CONTINUED)

common stock. During February 1997, management has made reductions in overhead costs and has entered into agreements with certain employees to defer salaries until such time that the Company completes a successful public offering or achieves profitability. However, no assurances can be given that the Company will be successful in raising additional capital, or obtaining substantial increased profitability from its existing ten Company owned cafes and seven franchise cafes. If the Company is unable to obtain adequate additional financing or substantially increase profitability of its cafes, management will be required to sharply curtail the Company's overhead structure.


                                   F-15





                         INSIDE BACK COVER INFORMATION

              THREE COLOR PHOTOS DEPICTING INTERIOR STORE LOCATION; CAFE LA FRANCE LOGO; AND CAFE LA FRANCE PROMOTIONAL MATERIAL.








================================================================================




    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY OF THE UNDERWRITERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES: (I) OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, (II) IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, (III) IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, (IV) TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION, OR (V) TO ANY PERSON WHO IS NOT A UNITED STATES RESIDENT OR WHO IS OUTSIDE THE JURISDICTION OF THE UNITED STATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS PROVIDED IN THIS PROSPECTUS.

                                ----------------

                                TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary                                                             3
Risk Factors                                                                   6
The Company                                                                   11
Use of Proceeds                                                               12
Dividend Policy                                                               13
Dilution                                                                      14
Selected Consolidated Financial Data                                          15
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations                                                                  16
Business                                                                      24
Management                                                                    34
Certain Transactions                                                          39
Principal Stockholders                                                        40
Description of Securities                                                     41
Shares Available for Future Sale                                              43
Underwriting                                                                  44
Legal Matters                                                                 45
Experts                                                                       45
Additional Information                                                        45
Index to Financial Statements                                               F-1

    UNTIL , 1997 (90 CALENDAR DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                     [LOGO)


                     UP TO 1,125,000 SHARES OF COMMON STOCK








                                   ----------
                                   PROSPECTUS
                                   ----------







                                     [LOGO)


                                          , 1997




================================================================================




                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Twelfth of the Company's Certificate of Incorporation provides that any person made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability and loss, provided, however, that the Company shall indemnify such person in any proceeding initiated by such person only if such proceeding was authorized by the Directors of the Company. The right of indemnification described herein includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that such person, if required by the DGCL, undertakes to repay all amounts advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified under Article Twelfth or otherwise.

    Section 102(b)(7) of the DGCL gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under
Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. Article Twelfth of the Company's Certificate of Incorporation states that to the maximum extent permitted by Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages resulting from such director's breach of fiduciary duty as a director of the Company, except for liability involving one of the four exceptions described in (i) through (iv) above. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further limitation or elimination of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

    Section 145 of the DGCL also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Article Twelfth of the Company's Certificate of Incorporation provides that the Company may maintain insurance to protect the Company and its directors and officers against expenses, liabilities and losses whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    Reference is also made to of the Underwriting Agreement between the Company and the Underwriter, filed as Exhibit 1 to this Registration Statement, for a description of indemnification arrangements between the Company and the Underwriter.




                                      II-1




ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the NASDAQ listing application fee:


                                ITEM                                     AMOUNT
SEC registration fee                                                   $   4,440
NASD filing fee                                                        $   1,965
NASDAQ listing application fee(1)                                      $   1,000
Blue Sky fees and expenses                                             $  22,500
Printing and engraving expenses(2)                                     $  40,000
Accounting fees and expenses                                           $  25,000
Legal fees and expenses                                                $ 160,000
Transfer agent and registrar fee                                       $   1,000
Expenses of prior underwriter(1)                                       $  25,000
Miscellaneous                                                          $  19,095
                                                                       ---------
   Total                                                               $ 300,000
                                                                       =========



(1) Paid by the Company in December 1996 when the Offering was structured as a "Firm Commitment" offering. See "UNDERWRITING."

(2) Includes Edgar filing service charges.

(3) Includes up to $12,000 of accountable expenses payable to the Underwriter.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


    During the past three years, the following securities were sold by the Registrant without registration under the Securities Act:

        (a) During 1996, the Company completed a private offering of 12% promissory notes (the "Notes") and common stock purchase warrants (the "Bridge Warrants") to 13 accredited investors. The Bridge Warrants become exercisable for $.01 per share for a period of 60 days beginning 13 months after the successful completion of this Offering. The Bridge Warrants are exercisable for a total of 112,500 shares of Common Stock in the Company. The Company has agreed to file a registration statement to register the resale of the shares acquirable upon exercise of the Bridge Warrants. The Bridge Warrants are nontransferable and, prior to exercise, do not confer upon their holders any voting or other rights as stockholders of the Company.


        (b) On various  dates  between  October 6, 1995 and July 22,  1996,  the
    Company issued a total of 999.66 shares (the equivalent of 362,384 post-Reorganization shares of Company Common Stock) for an aggregate purchase price of $1,000,000.


        (c)  On  October  25,  1996,  Cafe  La  France,  Inc.,  a  Rhode  Island
    corporation and holder of all of the outstanding stock of the Company's operating subsidiaries, was merged with and into the Company in a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Reorganization"). In connection with the Reorganization, each existing stockholder in the Rhode Island corporation received 290 shares of Common Stock in the Company in exchange for each outstanding share of common stock of the Rhode Island corporation owned thereby.


                                      II-2






        (d) On October 2, 1995, Mr. DeJordy contributed all of the outstanding stock of the Company's operating subsidiaries, CLF2, Inc. and CLF Franchise Corporation, to the Company in exchange for 3,375 shares (the equivalent of 1,223,438 post-Reorganization shares) of Common Stock of the Company.

    The issuances described in Item 26(a) were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, relating to sale of securities by an issuer not involving any public offering. The issuances described in Item 26(b) were made in reliance upon the exemption under Section 4(2) of the Securities Act relating to the sale of securities by an issuer not involving any public offering and Rule 504 of Regulation D promulgated thereunder and under
Section 3(b) of the Securities Act. The exchanges described under Items 26(c) and (d) did not involve "sales" subject to the registration requirements of the Securities Act.

ITEM 27. EXHIBITS

    The following exhibits are filed as part of this Registration
Statement with the Securities and Exchange Commission, pursuant to Item 601 of Regulation S-B. All exhibits refer to the Company unless otherwise indicated.



 EXHIBIT
   NO.                                           TITLE
 -------                                         -----
    +1           -- Form of Underwriting Agreement and Selected Dealer Agreement
    +2           -- Agreement and Plan of Merger and Reorganization
    +3.1         -- Certificate of Incorporation, filed with the Delaware
                    Secretary of State on September 25, 1996
    +3.2         -- By-Laws of the Company
    +4.1         -- Specimen Common Stock Certificate
    +4.2         -- Form of Underwriter's Share Purchase Option
    +4.5         -- Form of Bridge Warrant registration right (See Exhibit 10.16)
    +4.6         -- Relevant portion of Article II and VII of By-Laws (included in Exhibit 3.2)
    +5.1         -- Opinion of Duffy & Sweeney regarding the legality of the securities offered
   +10.1         -- 1996 Incentive Stock Option Plan
   +10.2         -- Form of Incentive Stock Option Agreement for 1996 Incentive
                    Stock Option Plan
   +10.3         -- Incentive Stock Option Agreement between the Company and
                    Robert G. King dated
                    November 1, 1996
   +10.4         -- Form of Non Qualified Stock Option Agreement
   +10.5         -- Employment Agreement with Thomas W. DeJordy dated November 1,
                    1996, as amended on February 1, 1997
   +10.6         -- Employment Agreement with Robert G. King dated November 1,
                    1996, as amended on February 1, 1997
   +10.7         -- Standard Form of Store Franchise Agreement
   +10.8         -- Loan Agreement dated February 28, 1996 between the Company and Home Loan and Investment Bank ("Home Loan")
   +10.9         -- $350,000 Term Promissory Note dated February 28, 1996 issued to Home Loan
  +10.10         -- Security Agreement dated February 28, 1996 between the
                    Company and Home Loan
  +10.11         -- Guaranty of CLF Franchise Corporation and CLF2, Inc.
  +10.12         -- Security Agreement dated February 28, 1996 between Home Loan and CLF2, Inc.
  +10.13         -- Security Agreement dated 2/28/96 between Home Loan and CLF
                    Franchise Corporation



                                      II-3







  +10.14         -- Letter Agreement of Home Loan dated October 23, 1996
                    consenting to the Agreement and Plan of Merger and
                    Reorganization (See Exhibit 2 above)
  +10.15         -- Form of 12% Subordinated Unsecured Promissory Note dated
                    October 31, 1996 and
                    November 15, 1996 evidencing $600,000 bridge loans to the
                    Company made on such  dates
  +10.16         -- Form of Non-Transferable Common Stock Purchase Warrants,
                    issued to purchasers of unsecured promissory notes dated
                    October 31, 1996 and November 15, 1996
  +10.17         -- $165,000 Promissory Note of CLF2, Inc. dated March 5, 1996
  +10.18         -- Security Agreement of CLF2, Inc. dated March 5, 1996
  +10.19         -- Guaranty of Company dated March 5, 1997
  +10.20         -- Letter Agreement of Home Loan consenting to $165,000 Note
                    (See Exhibit 10.17)
  +10.21         -- Lock-up Letter Agreement between Thomas W. DeJordy and the
                    Underwriter
  +11            -- Computation of Net Loss Per Share
  +21.1          -- Subsidiaries of the registrant
   23.1          -- Consent of KPMG Peat Marwick LLP
  +23.2          -- Consent of Duffy & Sweeney (included in Exhibit 5.1 to this
                    Registration Statement)
  +24.1          -- Power of Attorney -- Richard La France
  +27.1          -- Financial Data Schedule


--------------
+ Previously filed.


ITEM 28. UNDERTAKINGS


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that, if relying on Rule 430A under the Securities Act:

        (1) for determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be treated as part of this Registration Statement as of the time the Commission declared it effective.

        (2) for determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be treated as a new registration statement for the securities offered in this Registration Statement and that offering of the securities at that time shall be treated as the initial bona fide offering of those securities.


         In the event the Company determines to increase the price of the Shares offered herein as described in "Risk Factors -- No Minimum Offering; Greater Risk to Early Investors" and "USE OF PROCEEDS," the Company hereby undertakes to file a new registration statement covering the Shares to be offered at the higher price with the Commission prior to effecting such increase in price.



                                      II-4


                                   SIGNATURES



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED IN THE CITY OF PROVIDENCE, RHODE ISLAND ON APRIL 25, 1997.





                                            CAFE LA FRANCE, INC.



                                            By: /s/ THOMAS W. DEJORDY
                                               ---------------------------------
                                                  THOMAS W. DEJORDY,
                                                CHAIRMAN OF THE BOARD,
                                                CHIEF EXECUTIVE OFFICER,
                                                PRESIDENT AND DIRECTOR



                                            By:  /s/ ROBERT G. KING
                                               ---------------------------------
                                                ROBERT G. KING, CHIEF
                                                  FINANCIAL OFFICER,
                                                 TREASURER, PRINCIPAL
                                                ACCOUNTING OFFICER AND
                                                      DIRECTOR




                                            By:  * RICHARD LAFRANCE
                                               ---------------------------------
                                                RICHARD LAFRANCE, DIRECTOR



                                            *By: /s/ THOMAS W. DEJORDY
                                                --------------------------------
                                                 THOMAS W. DEJORDY,
                                                  ATTORNEY-IN-FACT




                                      II-5





                             INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                       DESCRIPTION
 ------                                       -----------

    +1          -- Form of Underwriting Agreement and Selected Dealer Agreement
    +2          -- Agreement and Plan of Merger and Reorganization
    +3.1        -- Certificate of Incorporation, filed with the Delaware Secretary of State on September 25, 1996
    +3.2        -- By-Laws of the Company
    +4.1        -- Specimen Common Stock Certificate
    +4.2        -- Form of Underwriter's Share Purchase Option
    +4.5        -- Form of Bridge Warrant registration right (See Exhibit 10.16)
    +4.6        -- Relevant portion of Article II and VII of By-Laws (included in Exhibit 3.2)
    +5.1        -- Opinion of Duffy & Sweeney regarding the legality of the securities offered
   +10.1        -- 1996 Incentive Stock Option Plan
   +10.2        -- Form of Incentive Stock Option Agreement for 1996 Incentive
                   Stock Option Plan
   +10.3        -- Incentive Stock Option Agreement between the Company and
                   Robert G. King dated
                   November 1, 1996
   +10.4        -- Form of Non Qualified Stock Option Agreement
   +10.5        -- Employment Agreement with Thomas W. DeJordy dated November 1,
                   1996, as amended
   +10.6        -- Employment Agreement with Robert G. King dated November 1,
                   1996, as amended
   +10.7        -- Standard Form of Store Franchise Agreement
   +10.8        -- Loan Agreement dated February 28, 1996 between the Company and Home Loan and Investment Bank ("Home Loan")
   +10.9        -- $350,000 Term Promissory Note dated February 28, 1996 issued to Home Loan
  +10.10        -- Security Agreement dated February 28, 1996 between the
                   Company and Home Loan
  +10.11        -- Guaranty of CLF Franchise Corporation and CLF2, Inc.
  +10.12        -- Security Agreement dated February 28, 1996 between Home Loan and CLF2, Inc.
  +10.13        -- Security Agreement dated 2/28/96 between Home Loan and CLF
                   Franchise Corporation
  +10.14        -- Letter Agreement of Home Loan dated October 23, 1996
                   consenting to the Agreement and Plan of Merger and
                   Reorganization (See Exhibit 2 above)
  +10.15        -- Form of 12% Subordinated Unsecured Promissory Note dated
                   October 31, 1996 and November 15, 1996 evidencing $600,000 debenture bridge loans to the Company made on such dates
  +10.16        -- Form of Non-Transferable Common Stock Purchase Warrants,
                   issued to purchasers of unsecured promissory notes dated
                   October 31, 1996 and November 15, 1996
  +10.17        -- $165,000 Promissory Note of CLF2, Inc. dated March 5, 1996
  +10.18        -- Security Agreement of CLF2, Inc. dated March 5, 1996
  +10.19        -- Guaranty of Company dated March 5, 1997
  +10.20        -- Letter Agreement of Home Loan consenting to $165,000 Note
                   (See Exhibit 10.17)
  +10.21        -- Lock-up Letter Agreement between Thomas W. DeJordy and the
                   Underwriter
  +11           -- Computation of Net Loss Per Share
  +21.1         -- Subsidiaries of the registrant
   23.1         -- Consent of KPMG Peat Marwick LLP
  +23.2         -- Consent of Duffy & Sweeney (included in Exhibit 5.1 to this
                   Registration Statement)
  +24.1         -- Power of Attorney -- Richard La France
  +27.1         -- Financial Data Schedule


-------------
+ Previously filed.